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                                                                    EXHIBIT 10.2

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                                CREDIT AGREEMENT

                                     among

                              NEODATA CORPORATION,

                            NEODATA SERVICES, INC.,

                                 VARIOUS BANKS

                                      and

                             BANKERS TRUST COMPANY,
                                    as AGENT

                          ----------------------------

                          Dated as of January 31, 1997

                          ----------------------------



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                               TABLE OF CONTENTS

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SECTION 1. Amount and Terms of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
          1.01 The Commitments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
          1.02 Minimum Amount of Each Borrowing . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
          1.03 Notice of Borrowing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
          1.04 Disbursement of Funds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
          1.05 Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
          1.06 Conversions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
          1.07 Pro Rata Borrowings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
          1.08 Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
          1.09 Interest Periods . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
          1.10 Increased Costs, Illegality, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
          1.11 Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
          1.12 Change of Lending Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
          1.13 Replacement of Banks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10

SECTION 2. Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
          2.01 Letters of Credit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
          2.02 Letter of Credit Requests. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
          2.03 Letter of Credit Participations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
          2.04 Agreement to Repay Letter of Credit Drawings . . . . . . . . . . . . . . . . . . . . . . .    15
          2.05 Increased Costs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16

SECTION 3. Commitment Commission; Fees; Reductions of Commitment  . . . . . . . . . . . . . . . . . . . .    17
          3.01 Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
          3.02 Voluntary Termination or Reduction of the Total Unutilized
                  Revolving Loan Commitment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
          3.03 Mandatory Reduction of Revolving Loan Commitments. . . . . . . . . . . . . . . . . . . . .    19

SECTION 4. Prepayments; Payments; Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
          4.01 Voluntary Prepayments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
          4.02 Mandatory Repayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22





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          4.03 Method and Place of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
          4.04 Net Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24

SECTION 5. Conditions Precedent to Initial Credit Events  . . . . . . . . . . . . . . . . . . . . . . . .    26
          5.01 Execution of Agreement; Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
          5.02 Fees, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
          5.03 Opinions of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
          5.04 Corporate Documents; Proceedings; etc.   . . . . . . . . . . . . . . . . . . . . . . . . .    27
          5.05 Employee Benefit Plans; Shareholders' Agreements;
                 Management Agreements; Collective Bargaining Agree-
                 ments; Tax Allocation Agreements; Existing Debt Agree-
                 ments . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
          5.06 Initial Borrowing Base Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
          5.07 Existing Credit Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
          5.08 Pledge Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
          5.09 Security Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
          5.10 Consent Letter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
          5.11 Adverse Change, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
          5.12 Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
          5.13 Solvency Certificate; Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
          5.14 Pro Forma Balance Sheet; etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
          5.15 Senior Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32

SECTION 6. Conditions Precedent to All Credit Events  . . . . . . . . . . . . . . . . . . . . . . . . . .    32
          6.01 No Default; Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . .    32
          6.02 Notice of Borrowing; Letter of Credit Request  . . . . . . . . . . . . . . . . . . . . . .    32

SECTION 7. Representations, Warranties and Agreements . . . . . . . . . . . . . . . . . . . . . . . . . .    33
          7.01 Corporate Status . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
          7.02 Corporate Power and Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
          7.03 No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
          7.04 Governmental Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
          7.05 Financial Statements; Financial Condition; Undisclosed
                 Liabilities; Projections; etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
          7.06 Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
          7.07 True and Complete Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
          7.08 Use of Proceeds; Margin Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
          7.09 Tax Returns and Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
          7.10 Compliance with ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
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          7.11 Security Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38
          7.12 Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
          7.13 Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
          7.14 Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40
          7.15 Compliance with Statutes, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40
          7.16 Investment Company Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40
          7.17 Public Utility Holding Company Act . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41
          7.18 Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41
          7.19 Labor Relations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
          7.20 Patents, Licenses, Franchises and Formulas . . . . . . . . . . . . . . . . . . . . . . . .    42
          7.21 Existing Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
          7.22 Special Purpose Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
          7.23 Senior Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    43

SECTION 8. Affirmative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    43
          8.01 Information Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    43
          8.02 Books, Records and Inspections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
          8.03 Maintenance of Property; Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
          8.04 Corporate Franchises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
          8.05 Compliance with Statutes, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48
          8.06 Compliance with Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48
          8.07 ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    49
          8.08 End of Fiscal Years; Fiscal Quarters.  . . . . . . . . . . . . . . . . . . . . . . . . . .    50
          8.09 Performance of Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
          8.10 Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
          8.11 Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
          8.12 Ownership of Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
          8.13 Lockboxes, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51

SECTION 9. Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
          9.01 Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    52
          9.02 Consolidation, Merger, Purchase or Sale of Assets, etc.  . . . . . . . . . . . . . . . . .    55
          9.03 Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    57
          9.04 Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    59
          9.05 Advances, Investments and Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    61
          9.06 Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    62
          9.07 Capital Expenditures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    63
          9.08 Minimum Consolidated Interest Coverage Ratio . . . . . . . . . . . . . . . . . . . . . . .    64
          9.09 Minimum Consolidated EBITDA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    65





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          9.10 Limitation on Modifications of Indebtedness and Payments of
                 Indebtedness; Modifications of Certificate of Incorporation,
                 By-Laws and Certain Other Agreements; etc.   . . . . . . . . . . . . . . . . . . . . . .    66
          9.1  1 Limitation on Certain Restrictions on Subsidiaries . . . . . . . . . . . . . . . . . . .    66
          9.12 Limitation on Issuance of Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . .    66
          9.13 Changes in Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    67
          9.14 Limitation on Creation of Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . .    67

SECTION 10. Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    67
          10.01 Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    67
          10.02 Representations, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    67
          10.03 Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    67
          10.04 Default Under Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    68
          10.05 Bankruptcy, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    68
          10.06 ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    69
          10.07 Security Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    69
          10.08 Holdings Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    70
          10.09 Judgments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    70
          10.10 Change of Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    70

SECTION 11. Definitions and Accounting Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    71
          11.01 Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    71

SECTION 12. The Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    96
          12.01 Appointment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    96
          12.02 Nature of Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    97
          12.03 Lack of Reliance on the Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    97
          12.04 Certain Rights of the Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    97
          12.05 Reliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    98
          12.06 Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    98
          12.07 The Agent in its Individual Capacity  . . . . . . . . . . . . . . . . . . . . . . . . . .    98
          12.08 Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    98
          12.09 Resignation by the Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    99

SECTION 13. Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    99
          13.01 Payment of Expenses, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    99
          13.02 Right of Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    101
          13.03 Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    101
          13.04 Benefit of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    101





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         13.05 No Waiver; Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    103
         13.06 Payments Pro Rata  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    104
         13.07 Calculations; Computations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    104
         13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION;
                 VENUE; WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    105
         13.09 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    106
         13.10 Effectiveness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    106
         13.11 Headings Descriptive . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    107
         13.12 Amendment or Waiver; etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    107
         13.13 Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    108
         13.14 Domicile of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    108
         13.15 Limitation on Additional Amounts, etc.   . . . . . . . . . . . . . . . . . . . . . . . . .    108
         13.16 Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    109
         13.17 Register . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    110
         13.18 Post-Closing Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    110

SECTION 14. Holdings Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    111
         14.01 The Holdings Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    111
         14.02 Bankruptcy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    111
         14.03 Nature of Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    111
         14.04 Independent Obligation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    112
         14.05 Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    112
         14.06 Reliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    113
         14.07 Subordination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    113
         14.08 Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    114
         14.09 Nature of Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    115

SCHEDULE I       List of Banks
SCHEDULE II      Bank Addresses
SCHEDULE III     Subsidiaries
SCHEDULE IV      Existing Indebtedness
SCHEDULE V       Insurance
SCHEDULE VI      Existing Liens
SCHEDULE VII     Existing Investments



EXHIBIT A        Notice of Borrowing





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EXHIBIT B        Revolving Note
EXHIBIT C        Letter of Credit Request
EXHIBIT D        Section 4.04(b)(iii) Certificate
EXHIBIT E        Opinion of Weil, Gotshal & Manges LLP, Special Counsel to the
                     Credit Parties
EXHIBIT F        Officers' Certificate
EXHIBIT G        Pledge Agreement
EXHIBIT H        Security Agreement
EXHIBIT I        Consent Letter
EXHIBIT J        Solvency Certificate
EXHIBIT K        Borrowing Base Certificate
EXHIBIT L        Assignment and Assumption Agreement





                                      (vi)

              CREDIT AGREEMENT, dated as of January 31, 1997, among NEODATA CORPORATION, a Delaware corporation ("Holdings"), NEODATA SERVICES, INC., a Delaware corporation (the "Borrower"), the Banks party hereto from time to time and BANKERS TRUST COMPANY, as Agent (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).

                                  WITNESSETH:

              WHEREAS, subject to and upon the terms and conditions herein set forth, the Banks are willing to make available to the Borrower the respective credit facilities provided for herein;

                         NOW, THEREFORE, IT IS AGREED:

              SECTION 1. Amount and Terms of Credit.

              1.01 The Commitments. Subject to and upon the terms and conditions set forth herein, each Bank severally agrees to make, at any time and from time to time on and after the Initial Borrowing Date and prior to the Final Maturity Date, a revolving loan or revolving loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall, at the option of the Borrower, be Base Rate Loans or Eurodollar Loans, provided that (A) except as otherwise specifically provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type and (B) no Revolving Loans maintained as Eurodollar Loans may be incurred prior to the earlier of (1) the 60th day after the Initial Borrowing Date and (2) the Syndication Date, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when added to the product of (x) such Bank's Adjusted Percentage and (y) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, equals the Revolving Loan Commitment of such Bank at such time and (iv) shall not exceed for all Banks at any time outstanding that aggregate principal amount which, when added to the amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, equals the lesser of (x) the Borrowing Base then in effect and (y) the Total Revolving Loan Commitment at such time.

              1.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Revolving Loans shall not be less than $200,000 (and, if greater, shall be in an integral multiple of $50,000). More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than ten Borrowings of Eurodollar Loans.

              1.03 Notice of Borrowing. (a) Whenever the Borrower desires to incur a Borrowing hereunder, it shall give the Agent at its Notice Office on the date that a Base Rate Loan is to be made prior written notice (or telephonic notice promptly confirmed in writing) of each Base Rate Loan and at least three Business Days' prior written (or telephonic notice promptly confirmed in writing) notice of each Eurodollar Loan to be made hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day. Each such written notice or written confirmation of telephonic notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Borrower in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Revolving Loans to be made pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day) and whether the Revolving Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Agent shall promptly give each Bank notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

              (b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing of Revolving Loans, the Agent may act without liability upon the basis of telephonic notice of such Borrowing, believed by the Agent in good faith to be from an Authorized Officer prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Agent's record of the terms of such telephonic notice of such Borrowing of Revolving Loans.

              1.04 Disbursement of Funds. No later than 2:00 P.M. (New York time) on the date specified in each Notice of Borrowing, each Bank will make available its pro rata portion of each such Borrowing requested to be made on such date in the manner provided below. All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office of the Agent, and the Agent will make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Banks (prior to 3:00 P.M. on such day, to the extent of funds actually received by the Agent prior to 2:00 P.M. on such day). Unless the Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Agent such Bank's portion of any Borrowing to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date of Borrowing and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank and the Agent has made available the same to the Borrower, the Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower until the date such corresponding amount is recovered by the Agent, at a rate per annum equal to
(i) if recovered from such Bank, at the overnight Federal Funds Rate and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this
Section 1.04 shall be deemed to relieve any Bank from its obligation to make Revolving Loans hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any failure by such Bank to make Revolving Loans hereunder.

              1.05 Notes. (a) The Borrower's obligation to pay the principal of, and interest on, the Revolving Loans made by each Bank shall be evidenced by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B, with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes").

              (b) The Revolving Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank and be payable in the principal amount of the Revolving Loans evidenced thereby,
(iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

              (c) Each Bank will note on its internal records the amount of each Revolving Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Revolving Notes endorse on the reverse side thereof the outstanding principal amount of Revolving Loans evidenced thereby. Failure to make any such notation or endorsement or any error in any such notation or endorsement shall not affect the Borrower's obligations in respect of such Revolving Loans.

              1.06 Conversions. The Borrower shall have the option to convert, on any Business Day occurring on or after the earlier of (1) the 60th day after the Initial Borrowing Date and (2) the Syndication Date, all or a portion equal to at least $200,000 (and, if greater, in an integral multiple of $50,000) of the outstanding principal amount of Revolving Loans made pursuant to one or more Borrowings of one or more Types of Revolving Loans into a Borrowing of another Type of Revolving Loan, provided that (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Revolving Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than $200,000, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion and (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Eurodollar Borrowings than is permitted under Section 1.02. Each such conversion shall be effected by the Borrower by giving the Agent at its Notice Office prior to 1:00 P.M. (New York time) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion") specifying the Revolving Loans to be so converted, the Borrowing or Borrowings pursuant to which such Revolving Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Revolving Loans.

              1.07 Pro Rata Borrowings. All Borrowings of Revolving Loans under this Agreement shall be incurred from the Banks pro rata on the basis of their Revolving Loan Commitments. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Revolving Loans hereunder and that each Bank shall be obligated to make the Revolving Loans provided to be made by it hereunder, regardless of the failure of any other Bank to make its Revolving Loans hereunder.

              1.08 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and
(ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to
Section 1.06, at a rate per annum which
shall be equal to the sum of the Applicable Margin plus the Base Rate in effect from time to time.

              (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and
(ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to
Section 1.06, 1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

              (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Revolving Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of (x) 2% per annum in excess of the rate otherwise applicable to Base Rate Loans from time to time and (y) the rate which is 2% in excess of the rate then borne by such Revolving Loans, in each case with such interest to be payable on demand.

              (d)    Accrued (and theretofore unpaid) interest shall be payable
(i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on (x) the date of any conversion into a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10(b), as applicable (on the amount converted) and (y) the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Revolving Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

              (e) Upon each Interest Determination Date, the Agent shall determine the Eurodollar Rate for each Interest Period applicable to Eurodollar Loans and shall promptly notify the Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

              1.09 Interest Periods. At the time it gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Agent written notice (or telephonic notice promptly confirmed in writing) thereof, the interest period (each an "Interest

Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period, provided that:

                            (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

                            (ii)   the initial Interest Period for any
              Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Revolving Loan of a different Type) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

                            (iii)  if any Interest Period relating to a
              Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                            (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                            (v) no Interest Period may be selected at any time when a Default or Event of Default is then in existence; and

                           (vi) no Interest Period shall be selected which extends beyond the Final Maturity Date.

              If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

              1.10 Increased Costs, Illegality, etc. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Agent):

                            (i)     on any Interest Determination Date
              that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

                            (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, including, but not limited to: (A) a change in the basis of taxation of payment to any Bank of the principal of or interest on such Eurodollar Loan or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank, or any franchise tax based on the net income or profits of such Bank, in either case pursuant to the laws of the United States of America, the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), but without duplication of any amounts payable in respect of Taxes pursuant to Section 4.04(a), or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances since the date of this Agreement affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market; or

                            (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Bank in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion), shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall, subject to the provisions of Section 13.15 (to the extent applicable) pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the Borrower by such Bank in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause
(iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law. Each of the Agent and each Bank agrees that if it gives notice to the Borrower of any of the events described in clause (i) or (iii) above, it shall promptly notify the Borrower and, in the case of any such Bank, the Agent, if such event ceases to exist. If any such event described in clause
(iii) above ceases to exist as to a Bank, the obligations of such Bank to make Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans on the terms and conditions contained herein shall be reinstated.

              (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in
Section 1.10(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Bank or the Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Agent, require the affected Bank to convert such Eurodollar Loan into a Base Rate Loan, provided that, if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

              (c) If at any time after the date of this Agreement any Bank determines that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's Revolving Loan Commitment hereunder or its obligations hereunder, then the Borrower shall, subject to the provisions of Section 13.15 (to the extent applicable), pay to such Bank, upon its written demand therefor, such additional amounts as shall be re-quired to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Bank's reasonable good faith determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show the basis for calculation of such additional amounts.

              1.11 Compensation. The Borrower shall, subject to the provisions of Section 13.15 (to the extent applicable), compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding any loss of anticipated profit) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.01 or 4.02 or as a result of an acceleration of the Revolving Loans pursuant to Section 10) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or
(iv) as a consequence of (x) any other default by the Borrower to repay its Revolving Loans when required by the terms of this Agreement or any Revolving Note held by such Bank or (y) any election made pursuant to Section 1.10(b).

              1.12 Change of Lending Office. Each Bank agrees that on the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.05 or Section 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Revolving Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Sections 1.10, 2.05 and 4.04.

              1.13 Replacement of Banks. (x) If any Bank becomes a Defaulting Bank or otherwise defaults in its obligations to make Revolving Loans or fund Unpaid Drawings, (y) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.05 or
Section 4.04 with respect to any Bank which results in such Bank charging to the Borrower increased costs in excess of those being generally charged by the other Banks or (z) as provided in Section 13.12(b) in the case of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the Borrower shall have the right, if no Default or Event of Default will exist immediately after giving effect to the respective replacement, to either replace such Bank (the "Replaced Bank") with one or more other Eligible Transferee or Transferees, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") reasonably acceptable to the Agent, provided that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire the Revolving Loan Commitment and outstanding Revolving Loans of, and in each case participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Revolving Loans of the Replaced Bank, (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01 and (y) the Issuing Bank an amount equal to such Replaced Bank's Adjusted Percentage (for this purpose, determined as if the adjustment described in clause (y) of the immediately succeeding sentence had been made with respect to such Replaced Bank) of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank, and (ii) all obligations of the Borrower owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above, the recordation of the assignment on the Register by the Agent pursuant to Section 13.17 and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Revolving Note or Revolving Notes executed by the Borrower, (x) the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 12.06 and 13.01), which shall survive as to such Replaced Bank and (y) in the case of a replacement of a Defaulting Bank with a Non-Defaulting Bank, the Adjusted Percentages of the Banks shall be automatically adjusted at such time to give effect to such replacement (and to give effect to the replacement of a Defaulting Bank with one or more Non-Defaulting Banks).

                     SECTION 2. Letters of Credit.

              2.01 Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request that any Issuing Bank issue, at any time and from time to time on and after the Initial Borrowing Date and prior to the Final Maturity Date, (x) for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations of the Borrower or any of its Subsidiaries, an irrevocable sight standby letter of credit, in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such standby letter of credit, a "Standby Letter of Credit") in support of such L/C Supportable Obligations and (y) for the account of the Borrower and for the benefit of sellers of goods to the Borrower or any of its Subsidiaries, an irrevocable sight commercial letter of credit in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such commercial letter of credit, a "Trade Letter of Credit", and each such Trade Letter of Credit and each Standby Letter of Credit, a "Letter of Credit") in support of commercial transactions of the Borrower and its Subsidiaries.

              (b) Each Issuing Bank may agree, in its sole discretion, and BTCo hereby agrees that, in the event a requested Letter of Credit is not issued by one of the other Issuing Banks, it will (subject to the terms and conditions contained herein), at any time and from time to time on or after the Initial Borrowing Date and prior to the Final Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower one or more Letters of Credit (x) in the case of Standby Letters of Credit, in support of such L/C Supportable Obligations of the Borrower or any of its Subsidiaries as is permitted to remain outstanding without giving rise to a Default or Event of Default hereunder and (y) in the case of Trade Letters of Credit, in support of sellers of goods as referenced in Section 2.01(a), provided that the respective Issuing Bank shall be under no obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

                            (i)     any order, judgment or decree of any
           governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Bank as of the date hereof and which such Issuing Bank in good faith deems material to it; or

                         (ii) such Issuing Bank shall have received notice from any Bank prior to the issuance of such Letter of Credit of the type described in the penultimate sentence of Section 2.02(b).

              (c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $7,000,000, (y) when added to the aggregate principal amount of all Revolving Loans made by Non-Defaulting Banks and then outstanding, the Adjusted Total Revolving Loan Commitment at such time or (z) when added to the aggregate principal amount of all outstanding Revolving Loans made by all Banks, the Borrowing Base at such time; (ii) each Letter of Credit shall be denominated in Dollars; (iii) the Stated Amount of each Letter of Credit shall not be less than $50,000 or such lesser amount as is acceptable to the Issuing Bank; and (iv) each Letter of Credit shall by its terms terminate (x) in the case of Standby Letters of Credit, on or before the earlier of (A) the date which occurs 12 months after the date of the issuance thereof (although any such Standby Letter of Credit may be extendable for successive periods of up to 12 months each, but not beyond the Business Day next preceding the Final Maturity Date, on terms acceptable to the Issuing Bank thereof) and (B) the Business Day next preceding the Final Maturity Date, and (y) in the case of Trade Letters of Credit, on or before the earlier of (A) the date which occurs 180 days after the date of issuance thereof and (B) the date which is 30 days prior to the Final Maturity Date.

              2.02 Letter of Credit Requests. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Agent and the respective Issuing Bank at least two Business Days' (or such shorter period as is accept-able to the respective Issuing Bank) written notice thereof. Each notice shall be in the form of Exhibit C (each a "Letter of Credit Request").

              (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01(c). Unless the respective Issuing Bank has received notice from any Bank before it issues a Letter of Credit that one or more of the conditions specified in Section 5 or Section 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(c), then such Issuing Bank shall issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Bank's usual and customary practices. Upon its issuance of or amendment to any Standby Letter of Credit, such Issuing Bank shall promptly notify each Bank of such issuance or amendment and such notice shall be accompanied by a copy of the issued Standby Letter of Credit or amendment, as the case may be. For Trade Letters of Credit on which the Issuing Bank is other than the Agent, the Issuing Bank will send to the Agent by facsimile transmission, promptly on the first Business Day of each week, the daily aggregate Stated Amount of Trade Letters of Credit issued by such Issuing Bank and outstanding during the preceding week. The Agent shall deliver to each Bank, after each calendar month end and upon each payment of the Letter of Credit Fee, a report setting forth for the relevant period the daily aggregate Stated Amount of all outstanding Trade Letters of Credit during such period.

              2.03 Letter of Credit Participations. (a) Immediately upon the issuance by any Issuing Bank of any Letter of Credit, such Issuing Bank shall be deemed to have sold and transferred to each Bank (each such Bank, in its capacity under this Section 2.03, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Adjusted Percentage in such Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or Adjusted Percentages of the Banks pursuant to Section 1.13 or
13.04 or as a result of a Bank Default, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.03 to reflect the new Adjusted Percentages of the assignor and assignee Bank.

              (b) In determining whether to pay under any Letter of Credit, such Issuing Bank shall have no obligation relative to the other Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by such Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability to the Borrower or any Bank.

              (c) In the event that any Issuing Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Issuing Bank pursuant to Section 2.04(a), such Issuing Bank shall promptly notify the Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Bank the amount of such Participant's Adjusted Percentage of such unreimbursed payment in Dollars and in same day funds. If the Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to such Issuing Bank in Dollars such Participant's Adjusted Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Adjusted Percentage of the amount of such payment available to such Issuing Bank, such Participant agrees to pay to such Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Bank at the overnight Federal Funds Rate. The failure of any Participant to make available to such Issuing Bank its Adjusted Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Bank its Adjusted Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Bank such other Participant's Adjusted Percentage of any such payment.

              (d) Whenever any Issuing Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Bank shall pay to each Participant which has paid its Adjusted Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

              (e) Upon the request of any Participant, each Issuing Bank shall furnish to such Participant copies of any Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

              (f) The obligations of the Participants to make payments to each Issuing Bank with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

                  (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuing Bank, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

                  (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

                  (v)    the occurrence of any Default or Event of Default.

              2.04 Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse the Issuing Bank, by making payment to the Agent in immediately available funds at the Payment Office, for any payment or disbursement made by it under any Letter of Credit (each such amount, so paid until reimbursed, an "Unpaid Drawing"), no later than three Business Days after the date of such payment or disbursement, with interest on the amount so paid or disbursed by such Issuing Bank, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Bank was reimbursed by the Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Base Rate Loans, provided, however, to the extent such amounts are not reimbursed prior to 1:00 P.M. (New York time) on the fifth Business Day following such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Bank (and until reimbursed by the Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans maintained as Base Rate Loans plus 2%, in each such case, with interest to be payable on demand. The respective Issuing Bank shall give the Borrower prompt notice of each Drawing under any Letter of Credit, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

              (b) The obligations of the Borrower under this Section 2.04 to reimburse the respective Issuing Bank with respect to drawings on Letters of Credit (each, a "Drawing") (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Bank (including in its capacity as issuer of the Letter of Credit or as Participant), or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing, the respective Issuing Bank's only obligation to the Borrower being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability to the Borrower.

              2.05 Increased Costs. If at any time after the date of this Agreement, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Bank or any Participant with any request or directive by any such authority (whether or not having the force of law), or any change in generally accepted accounting principles, shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Bank or participated in by any Participant, or (ii) impose on any Issuing Bank or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Issuing Bank or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Bank or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Issuing Bank or such Participant, or any franchise tax based on the net income or profits of such Bank or Participant, in either case pursuant to the laws of the United States of America, the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), but without duplication of any amounts payable in respect of Taxes pursuant to Section 4.04(a), then, upon demand to the Borrower by such Issuing Bank or any Participant (a copy of which demand shall be sent by such Issuing Bank or such Participant to the Agent) and subject to the provisions of Section 13.15 (to the extent applicable), the Borrower shall pay to such Issuing Bank or such Participant such additional amount or amounts as will compensate such Bank for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Bank or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.05, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Bank or such Participant (a copy of which certificate shall be sent by such Issuing Bank or such Participant to the Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Bank or such Participant. The certificate required to be delivered pursuant to this Section 2.05 shall, if delivered in good faith and absent manifest error, be final and conclusive and binding on the Borrower.

              SECTION 3. Commitment Commission; Fees; Reductions of
Commitment.

              3.01 Fees. (a) The Borrower agrees to pay to the Agent for distribution to each Non-Defaulting Bank a commitment commission (the "Commitment Commission") for the period from and including the Effective Date to but not including the date the Total Revolving Loan Commitment has been terminated, computed at the rate of 1/2 of 1% per annum on the daily average Unutilized Revolving Loan Commitment of such Bank. Accrued Commitment Commissions shall be due and payable quarterly in arrears on each Quarterly Payment Date and the date upon which the Total Revolving Loan Commitment is terminated.

              (b) The Borrower agrees to pay to the Agent for distribution to each Non-Defaulting Bank (based on their respective Adjusted Percentages) a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate per annum equal to the difference between (i) the Applicable Margin for Revolving Loans which are maintained as Eurodollar Loans as in effect from time to time and (ii) 1/4 of 1% on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

              (c) The Borrower agrees to pay to the respective Issuing Bank, for its own account, a facing fee in respect of each Letter of Credit issued for its account hereunder (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate equal to 1/4 of 1% per annum of the daily Stated Amount of such Letter of Credit; provided, that in no event shall the annual Facing Fee with respect to each Letter of Credit be less than $500, it being agreed that, on the date of issuance of any Letter of Credit and on each anniversary thereof prior to the termination of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding 12-month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof prior to the termination of such Letter of Credit. Except as provided in the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date upon which the Total Revolving Loan Commitment has been terminated and such Letter of Credit has been terminated in accordance with its terms.

              (d) The Borrower shall pay, upon each payment under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge and reasonable out-of-pocket expenses which the respective Issuing Bank is generally imposing in connection with such occurrence with respect to letters of credit.

              (e) The Borrower shall pay to the Agent, for its own account, such other fees as have been agreed to in writing by the Borrower and the Agent.

              3.02 Voluntary Termination or Reduction of the Total Unutilized Revolving Loan Commitment. (a) Upon at least two Business Days' prior written notice (or telephonic notice promptly confirmed in writing) to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate or partially reduce the Total Unutilized Revolving Loan Commitment, in whole or in part, provided that (x) each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each Bank, (y) any partial reduction pursuant to this Section 3.02 shall be in integral multiples of $500,000 and (z) the reduction to the Total Unutilized Revolving Loan Commitment shall in no case be in an amount which would cause the Revolving Loan Commitment of any Bank to be reduced (as required by preceding clause (x)) by an amount which exceeds the Unutilized Revolving Loan Commitment of such Bank as in effect immediately before giving effect to such reduction.

              (b)    In the event of certain refusals by a Bank as provided in
Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the Borrower may, upon five Business Days' written notice to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks) terminate the entire Revolving Loan Commitment of such Bank so long as all Revolving Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Bank are repaid concurrently with the effectiveness of such termination (at which time Schedule I shall be deemed modified to reflect such changed amounts), and at such time, such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 12.06 and 13.01), which shall survive as to such repaid Bank.

              3.03 Mandatory Reduction of Revolving Loan Commitments. (a) The Total Revolving Loan Commitment (and the Revolving Loan Commitment of each
Bank) shall terminate in its entirety on February 15, 1997 unless the Initial Borrowing Date shall have occurred on or prior to such date.

              (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date on or after the Effective Date on which Holdings or any of its Subsidiaries receives proceeds from any sale of assets (including capital stock and securities held thereby, but excluding (i) sales or transfers of inventory in the ordinary course of business, (ii) the sale or other disposition of obsolete equipment, (iii) the sale of overdue receivables in the ordinary course of business, (iv) the licensing of general intangibles in the ordinary course of business, (v) the first $1,000,000 in Net Sale Proceeds from sales of other assets after the Effective Date and (vi) the first $7,500,000 in Net Sale Proceeds from the sale-leaseback transaction permitted by Section 9.02(xiii)), the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to 100% of the Net Sale Proceeds therefrom; provided that up to an aggregate of $5,000,000 of Net Sale Proceeds in any Fiscal Year shall not give rise to a reduction to the Total Revolving Loan Commitment on such date to the extent the Borrower elects, as hereinafter provided, to cause such Net Sale Proceeds to be reinvested in Reinvestment Assets (a "Reinvestment Election"). The Borrower may exercise its Reinvestment Election (within the parameters specified in the preceding sentence) with respect to a sale of assets if (x) no Default or Event of Default then exists and (y) the Borrower delivers a Reinvestment Notice to the Agent within 15 days following the date of the consummation of the respective sale of assets, with such Reinvestment Election being effective with respect to the Net Sale Proceeds of such sale of assets equal to the Anticipated Reinvestment Amount specified in such Reinvestment Notice.

              (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, within 10 days following each date on or after the Effective Date on which Holdings or any of its Subsidiaries receives any proceeds from any Recovery Event, the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to 100% of such proceeds of such Recovery Event (net of reasonable costs, including, without limitation, legal costs and expenses, and taxes incurred in connection with such Recovery Event and other than the proceeds of business interruption insurance), provided that
(x) so long as no Default or Event of Default then exists and such proceeds do not exceed $5,000,000, such proceeds shall not give rise to a reduction to the Total Revolving Loan Commitment on such date to the extent that the Borrower has delivered a certificate to the Agent on or prior to such date stating that such proceeds shall be used or shall be committed to be used to replace or restore any properties or assets in respect of which such proceeds were paid within one year following the date of such Recovery Event (which certificate shall set forth the estimates of the proceeds to be so expended) and (y) so long as no Default or Event of Default then exists and to the extent that (a) the amount of such proceeds exceeds $5,000,000, (b) the amount of such proceeds, together with other cash available to the Borrower and permitted to be spent by it on Capital Expenditures during the relevant period pursuant to
Section 9.07 (without regard to Section 9.07(c)(i) in the case of such other cash), equals 100% of the cost of replacement or restoration of the properties or assets in respect of which such proceeds were paid as determined by the Borrower and as supported by such estimates or bids from contractors or subcontractors or such other supporting information as the Agent may reasonably request, (c) the Borrower has delivered to the Agent a certificate on or prior to the date the application would otherwise be required pursuant to this
Section 3.03(c) in the form described in clause (x) above and also certifying its determination as required by preceding clause (b) and certifying the sufficiency of business interruption insurance as required by succeeding clause
(d), and (d) the Borrower has delivered to the Agent such evidence as the Agent may reasonably request in form and substance reasonably satisfactory to the Agent establishing that the Borrower has sufficient business interruption insurance and that the Borrower will be receiving regular payments thereunder in such amounts and at such times as are necessary to satisfy all obligations and expenses of the Borrower (including, without limitation, all debt service requirements, including pursuant to this Agreement) without any delay or extension thereof, for the period from the date of the respective casualty, condemnation or other event giving rise to the Recovery Event and continuing through the completion of the replacement or restoration of respective properties or assets, then the entire amount of the proceeds of such Recovery Event and not just the portion in excess of $5,000,000 shall be deposited with the Agent pursuant to a cash collateral arrangement reasonably satisfactory to the Agent whereby such proceeds shall be disbursed to the Borrower from time to time as needed to pay actual costs incurred by it in connection with the replacement or restoration of the respective properties or assets (pursuant to such certification requirements as may reasonably be established by the Agent), provided further, that at any time while an Event of Default has occurred and is continuing (other than an Event of Default existing solely as a result of the violation of any or all of Sections 9.08 through 9.10, inclusive, but in each case only if, and to the extent, that the violation of said covenant has occurred as a result of the underlying event giving rise to the Recovery Event), the Required Banks may direct the Agent (in which case the Agent shall, and is hereby authorized by the Borrower to, follow said directions) to apply any or all proceeds then on deposit in such collateral account to the repayment of Obligations hereunder in the same manner as proceeds would be applied pursuant to the Security Agreement, provided further, that if all or any portion of such proceeds not required to reduce the Total Revolving Loan Commitment pursuant to the second preceding proviso (whether pursuant to clause (x) or (y) thereof) are either
(A) not so used or committed to be so used within one year after the date of the respective Recovery Event or (B) if committed to be used within one year after the date of receipt of such proceeds and not so used within 18 months after the date of the respective Recovery Event then, in either such case, the Total Revolving Loan Commitment shall be permanently reduced by such remaining portion not used or committed to be used in the case of preceding clause (A) and not used in the case of preceding clause (B) on the date which is the first anniversary of the date of the respective Recovery Event in the case of clause
(A) above or the date occurring 18 months after the date of the respective Recovery Event in the case of clause (B) above.

              (d) On the Reinvestment Reduction Date with respect to a Reinvestment Election, the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to the Reinvestment Reduction Amount, if any, for such Reinvestment Election.

              (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on the Final Maturity Date.

              (f) Each reduction to the Total Revolving Loan Commitment pursuant to this Section 3.03 shall be applied proportionately to reduce the Revolving Loan Commitment of each Bank.

              SECTION 4.     Prepayments, Payments, Taxes.

              4.01 Voluntary Prepayments. The Borrower shall have the right to prepay the Revolving Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Agent prior to 12:00 Noon (New York time) at its Notice Office (x) on the date that a prepayment of Base Rate Loans is to be made prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, the amount of such prepayment and the Types of Revolving Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Agent shall promptly transmit to each of the Banks; (ii) each prepayment shall be in an aggregate principal amount of at least $50,000, provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than $200,000, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; (iii) prepayments of Eurodollar Loans made pursuant to this Section 4.01 on any day other than the last day of an Interest Period applicable thereto shall be accompanied by the amounts required under Section 1.11; (iv) each prepayment in respect of any Revolving Loans made pursuant to a Borrowing shall, except as set forth in clauses (v) and (vi) below, be applied pro rata among such Revolving Loans; (v) in the event of certain refusals by a Bank as provided in
Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the Borrower may, upon 5 Business Days' written notice to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks) repay all Revolving Loans, together with accrued and unpaid interest, Fees, and other amounts owing to such Bank in accordance with said
Section 13.12(b) so long as (A) the Revolving Loan Commitment of such Bank is terminated concurrently with such repayment (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments) and (B) the consents required by Section 13.12(b) in connection with the repayment pursuant to this clause (v) have been obtained; and (vi) at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01, such prepayment shall not be applied to any Revolving Loan of a Defaulting Bank.

              4.02 Mandatory Repayments. (a) (i) On any day on which the sum of the aggregate outstanding principal amount of the Revolving Loans made by Non-Defaulting Banks and the Letter of Credit Outstandings exceeds the Adjusted Total

Revolving Loan Commitment as then in effect, the Borrower shall repay Revolving Loans of Non-Defaulting Banks in an amount equal to such excess. If, after giving effect to the repayment of all outstanding Revolving Loans of Non-Defaulting Banks, the aggregate amount of the Letter of Credit Outstandings exceeds the Adjusted Total Revolving Loan Commitment as then in effect, the Borrower shall pay to the Agent at the Payment Office on such date an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all Obligations of the Borrower to Non-Defaulting Banks hereunder in a cash collateral account to be established by the Agent.

              (ii) On any day on which the aggregate outstanding principal amount of the Revolving Loans made by any Defaulting Bank exceeds the Revolving Loan Commitment of such Defaulting Bank, the Borrower shall repay principal of Revolving Loans of such Defaulting Bank in an amount equal to such excess.

              (b) In addition to any other mandatory repayments pursuant to this Section 4.02, on each date after the Effective Date that any Borrowing Base Certificate shall disclose the existence of a Borrowing Base Deficiency, the Borrower shall repay on the date of the delivery thereof in accordance with
Section 8.01(k), the principal of outstanding Revolving Loans in an amount equal to such Borrowing Base Deficiency and, to the extent such Borrowing Base Deficiency exceeds the principal amount of then outstanding Revolving Loans required to be repaid, the Borrower shall pay an amount of cash or Cash Equivalents equal to such excess to the Agent at the Payment Office, such cash or Cash Equivalents to be held as security for all Obligations of the Borrower hereunder in a cash collateral account established and maintained (including the investments made pursuant thereto) by the Agent pursuant to a cash collateral agreement in form and substance satisfactory to the Agent.

              (c) With respect to each repayment of Revolving Loans required by this Section 4.02, the Borrower may designate the Types of Loans which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, provided that: (i) repayments of Eurodollar Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than $200,000, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans.

In the absence of a designation by the Borrower as described in the preceding sentence, the Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11.

              (d) Notwithstanding anything to the contrary contained elsewhere in this Agreement, all then outstanding Revolving Loans shall be repaid in full on the Final Maturity Date.

              4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Revolving Note shall be made to the Agent for the account of the Bank or Banks entitled thereto not later than 1:00 P.M. (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Agent. Whenever any payment to be made hereunder or under any Revolving Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

              4.04 Net Payments. (a) All payments made by the Borrower hereunder or under any Revolving Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or profits of a Bank, or any franchise tax based on the net income or profits of a Bank, in either case pursuant to the laws of the United States of America, the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imports, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any such Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Revolving Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Revolving Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or profits of such Bank, or any franchise tax based on the net income or profits of such Bank, in either case pursuant to the laws of the jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located and for any withholding of taxes as such Bank shall reasonably determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Agent within 60 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

              (b) Each Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees (i) in the case of any such Bank that is a "bank" within the meaning of Section 881(c)(3)(A) of the Code and which constitutes a Bank hereunder on the Effective Date, to provide to the Borrower and the Agent on or prior to the Effective Date two original signed copies of Internal Revenue Service Form 4224 or Form 1001 certifying to such Bank's entitlement to an exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Revolving Note, (ii) in the case of any such Bank that is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, that, to the extent legally entitled to do so, (x) with respect to a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), upon the date of such assignment or transfer to such Bank, and (y) with respect to any such Bank, from time to time upon the reasonable written request of the Borrower or the Agent after the Effective Date, such Bank will provide to the Borrower and the Agent two original signed copies of Internal Revenue Service Form 4224 or Form 1001 (or any successor forms) certifying to such Bank's entitlement to an exemption from, or reduction in, United States withholding tax with respect to payments to be made under this Agreement and under any Revolving Note, (iii) in the case of any such Bank (other than a Bank described in clause (i) or (ii) above) which constitutes a Bank hereunder on the Effective Date, to provide to the Borrower and the Agent, on or prior to the Effective Date (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(iii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8, certifying to such Bank's entitlement at the date of such certificate (assuming compliance by the Borrower with Section 13.17) to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to payments to be made under this Agreement and under any Revolving Note and (iv) in the case of any such Bank (other than a Bank described in clause (i) or (ii) above), to the extent legally entitled to do so, (x) with respect to a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section
1.13 or 13.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), upon the date of such assignment or transfer to such Bank, and (y) with respect to any such Bank, from time to time upon the reasonable written request of the Borrower or the Agent after the Effective Date, to provide to the Borrower and the Agent such other forms as may be required in order to establish the entitlement of such Bank to an exemption from withholding with respect to payments under this Agreement and under any Revolving Note. Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to the immediately succeeding sentence, the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder (without any obligation to pay the respective Bank additional amounts with respect thereto) for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes and which has not provided to the Borrower such forms required to be provided to the Borrower pursuant to the first sentence of this Section 4.04(b) (or to the extent such forms do not establish a complete exemption from such withholding). Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in
Section 13.04(b), the Borrower agrees to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

              (c) The provisions of this Section 4.04 are subject to the provisions of Section 13.15 (to the extent applicable).

              SECTION 5. Conditions Precedent to Initial Credit Events. The obligation of each Bank to make Revolving Loans, and the obligation of each Issuing Bank to issue Letters of Credit, on the Initial Borrowing Date, is subject at the time of the making of such Revolving Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:

              5.01 Execution of Agreement; Notes. On or prior to the Initial Borrowing Date (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Agent for the account of each of the Banks the appropriate Revolving

Note executed by the Borrower, in each case in the amount, maturity and as otherwise provided herein.

              5.02 Fees, etc. On the Initial Borrowing Date, the Borrower shall have paid to the Agent and the Banks all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to the Agent and the Banks to the extent then due.

              5.03 Opinions of Counsel. On the Initial Borrowing Date, the Agent shall have received (i) from Weil, Gotshal & Manges LLP, counsel to the Credit Parties, an opinion addressed to the Agent and each of the Banks and dated the Initial Borrowing Date covering the matters set forth in Exhibit E and (ii) from local counsel reasonably satisfactory to the Agent, opinions each of which shall be in form and substance reasonably satisfactory to the Agent and the Required Banks and shall cover the perfection of the security interests granted pursuant to the Security Agreement and such other matters incident to the transactions contemplated herein as the Agent may reasonably request.

              5.04 Corporate Documents; Proceedings; etc. (a) On the Initial Borrowing Date, the Agent shall have received from each Credit Party a certificate, dated the Initial Borrowing Date, signed by an Authorized Officer and attested to by the secretary or any assistant secretary of such Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be reasonably acceptable to the Agent.

              (b) On the Initial Borrowing Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Agent and the Required Banks, and the Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

              5.05 Employee Benefit Plans; Shareholders' Agreements; Management Agreements; Collective Bargaining Agreements; Tax Allocation Agreements; Existing Debt Agreements. On the Initial Borrowing Date, there shall have been delivered to the Agent true and correct copies, certified as true and complete by an appropriate officer of the Borrower of (i) all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each Plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and any other "employee benefit plans," as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of Holdings or any of its Subsidiaries or any ERISA Affiliate (provided that the foregoing shall apply in the case of any multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, only to the extent that any document described therein is in the possession of Holdings or any Subsidiary of Holdings or any ERISA Affiliate or reasonably available thereto from the sponsor or trustee of any such plan) (collectively, the "Employee Benefit Plans"), (ii) all agreements entered into by Holdings or any of its Subsidiaries governing the terms and relative rights of its capital stock and any agreements entered into by shareholders relating to any such entity with respect to its capital stock (collectively, the "Shareholders' Agreements"), (iii) all agreements with members of, or with respect to, the management of Holdings or any of its Subsidiaries (collectively, the "Management Agreements"), (iv) all collective bargaining agreements applying or relating to any employee of Holdings or any of its Subsidiaries (collectively, the "Collective Bargaining Agreements"), (v) any tax sharing or tax allocation agreements entered into by Holdings or any of its Subsidiaries (collectively, the "Tax Allocation Agreements"), and (vi) all agreements evidencing or relating to Indebtedness of Holdings or any of its Subsidiaries which are to remain outstanding after giving effect to the incurrence of Revolving Loans on the Initial Borrowing Date (collectively, the "Existing Debt Agreements"); all of which Employee Benefit Plans, Shareholders' Agreements, Management Agreements, Collective Bargaining Agreements, Tax Allocation Agreements and Existing Debt Agreements shall be in form and substance reasonably satisfactory to the Agent and the Required Banks and shall be in full force and effect on the Initial Borrowing Date.

              5.06 Initial Borrowing Base Certificate. The Borrower shall have delivered to the Agent an initial Borrowing Base Certificate meeting the requirements of Section 8.01(k).

              5.07   Existing Credit Agreement.  (a)     On or prior to the
Initial Borrowing Date or concurrently with the Credit Events then occurring, the total com-mitments under the Existing Credit Agreement shall have been terminated, and all loans and notes issued thereunder shall have been repaid in full, together with interest thereon, all letters of credit issued thereunder shall have been terminated or collateralized by new back-to-back letters of credit in form and substance, and issued by an issuer, satisfactory to the respective letter of credit issuers or otherwise supported in a manner satisfactory to the respective letter of credit issuers, and all other amounts owing pursuant to the Existing Credit Agreement shall have been repaid in full and the Existing Credit Agreement shall have been terminated and be of no further force or effect except for continuing indemnification obligations described therein.
The Agent shall have received evidence in form, scope and substance reasonably satisfactory to it that the matters set forth in this Section 5.07(a) have been satisfied on such date.

              (b) On or prior to the Initial Borrowing Date or concurrently with the Credit Events then occurring, the creditors under the Existing Credit Agreement shall have terminated and released all security interests and Liens on the assets owned or to be owned by the Borrower or any of its Subsidiaries granted in connection with the Existing Credit Agreement. The Agent shall have received such releases of security interests in and Liens on the assets owned or to be owned by the Borrower as may have been reasonably requested by the Agent, which releases shall be in form and substance reasonably satisfactory to the Agent. Without limiting the foregoing, there shall have been delivered (i) proper termination statements (Form UCC-3 or the appropriate equivalent) for filing under the UCC of each jurisdiction where a financing statement (Form UCC-1 or the appropriate equivalent) was filed with respect to the Borrower or any of its Subsidiaries, or their respective predecessors in interest, in connection with the security interests created with respect to the Existing Credit Agreement and the documentation related thereto, (ii) terminations or assignments of any security interest in, or Lien on, any patents, trademarks, copyrights, or similar interests of the Borrower or any of its Subsidiaries, on which filings have been made and (iii) terminations of all mortgages, leasehold mortgages and deeds of trust created with respect to property of the Borrower or any of its Subsidiaries, or their respective predecessors in interest, in each case to secure the obligations under the Existing Credit Agreement, all of which shall be in form and substance reasonably satisfactory to the Agent.

              5.08 Pledge Agreement. On the Initial Borrowing Date, Holdings shall have duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit G (as modified, supplemented or amended from time to time, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as pledgee, all the Pledged Stock, if any, referred to therein then owned by Holdings, together with executed and undated stock powers, and the Pledge Agreement shall be in full force and effect.

              5.09 Security Agreement. On the Initial Borrowing Date, the Borrower shall have duly authorized, executed and delivered a Security Agreement in the form of Exhibit H (as modified, supplemented or amended from time to time, the "Security Agreement") covering all of the Borrower's present and future Security Agreement Collateral, together with:

              (a) proper Financing Statements (Form UCC-1) fully executed for filing under the UCC in the appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

              (b) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name Holdings and its Subsidiaries, or any of their predecessors in interest as debtor and that are filed in the jurisdictions referred to in clause (a) above, together with copies of such other financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received termination statements (Form UCC-3) or such other termination statements as shall be required by local law) fully executed for filing;

              (c) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Security Agreement; and

              (d) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken;

and the Security Agreement shall be in full force and effect.

              5.10 Consent Letter. On the Initial Borrowing Date, the Agent shall have received a letter from CT Corporation System, presently located at 1633 Broadway, New York, New York 10019, substantially in the form of Exhibit I, indicating its consent to its appointment by each Credit Party as its agent to receive service of process as specified in Section 13.08.

              5.11 Adverse Change, etc. (a) On the Initial Borrowing Date, nothing shall have occurred (and the Banks shall have become aware of no facts, conditions or other information not previously known) which the Agent or the Required Banks reasonably believe could have a material adverse effect on the rights or remedies of the

Agent or the Banks, or on the ability of any Credit Party to perform its obligations to the Agent and the Banks hereunder or under any other Credit Document or which the Agent or the Required Banks reasonably believe would have a material adverse effect on the Transaction or the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or Holdings and its Subsidiaries taken as a whole.

              (b) On or prior to the Initial Borrowing Date, all necessary and material governmental (domestic and foreign) and third party approvals in connection with the Transaction and the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction and the transactions contemplated by this Agreement. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the Transaction or the transactions contemplated by this Agreement.

              5.12 Litigation. On the Initial Borrowing Date, no litigation by any entity (private or governmental) shall be pending or, to the knowledge of Holdings or the Borrower, threatened (a) with respect to this Agreement or any other Credit Document or (b) which the Agent or the Required Banks shall determine could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or Holdings and its Subsidiaries taken as a whole.

              5.13 Solvency Certificate; Insurance. On or prior to the Initial Borrowing Date, the Borrower shall cause to be delivered to the Agent:
(i) a certificate in the form of Exhibit J, addressed to the Agent and each of the Banks and dated the Initial Borrowing Date, from the chief financial officer of Holdings, providing the opinion of such chief financial officer as to the solvency of the Borrower and Holdings and its Subsidiaries taken as a whole and (ii) evidence of insurance complying with the requirements of Section
8.03 for the business and properties of Holdings and its Subsidiaries, in scope, form and substance reasonably satisfactory to the Agent and the Required Banks and naming the Collateral Agent as an additional insured and/or loss payee, and stating that such insurance shall not be cancelled or materially revised without 30 days prior written notice by the insurer to the Collateral Agent.

              5.14 Pro Forma Balance Sheet; etc. (a) On or prior to the Initial Borrowing Date, there shall have been delivered to the Agent, an unaudited pro forma consolidated balance sheet of Holdings and its Subsidiaries as at December 31, 1996, after giving effect to the Transaction and prepared in accordance with GAAP, together with a related funds flow memorandum which pro forma balance sheet and funds flow memorandum shall be satisfactory in form and substance to the Agent and the Required Banks.

              (b) On or prior to the Initial Borrowing Date, the Banks shall have received the financial statements referred to in Section 7.05(a).

              (c) On the Initial Borrowing Date, the Banks shall have received the Projections described in Section 7.05(d), which Projections shall be in form and substance reasonably satisfactory to the Agent and the Required Banks.

              5.15 Senior Notes. On or prior to the Initial Borrowing Date, the Borrower shall have delivered to the Agent such evidence as may be required by the Agent to the effect that under the terms of the Senior Note Indenture, this Agreement constitutes the "Revolving Credit Facility" under, and as defined in, the Senior Note Indenture, and neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party nor the extensions of credit contemplated by this Agreement will conflict with, result in any breach of any of the terms, covenants or provisions of, or constitute a default under the Senior Note Indenture.

              SECTION 6. Conditions Precedent to All Credit Events. The obligation of each Bank to make Revolving Loans (including Revolving Loans made on the Initial Borrowing Date), and the obligation of the Issuing Bank to issue any Letter of Credit (including Letters of Credit issued on the Initial Borrowing Date), is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

              6.01 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in any other Credit Document shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

              6.02 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Revolving Loan, the Agent shall have received the notice required by Section 1.03(a).

              (b) Prior to the issuance of each Letter of Credit, the Agent and the Issuing Bank shall have received a Letter of Credit Request meeting the requirements of Section 2.02.

              The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to the Agent and each of the Banks that all the conditions specified in Section 5 and in this
Section 6 and applicable to such Credit Event exist as of that time (except to the extent that any of the conditions specified in Section 5 are required to be satisfactory to or determined by any Bank, the Required Banks and/or the Agent). All of the Revolving Notes, certificates, legal opinions and other documents and papers referred to in Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Agent at the Notice Office for the account of each of the Banks and, except for the Revolving Notes, in sufficient counterparts or copies for each of the Banks and shall be in form and substance reasonably satisfactory to the Banks.

              SECTION 7. Representations, Warranties and Agreements. In order to induce the Banks to enter into this Agreement and to make the Revolving Loans, and issue (or participate in) the Letters of Credit as provided herein, each of Holdings and the Borrower makes the following representations, warranties and agreements, in each case after giving effect to the Transaction consummated on the Initial Borrowing Date, all of which shall survive the execution and delivery of this Agreement and the Revolving Notes and the making of the Revolving Loans and issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the Initial Borrowing Date and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

              7.01 Corporate Status. Each of Holdings and each of its Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of Holdings and its Subsidiaries taken as a whole.

              7.02 Corporate Power and Authority. Each Credit Party has the corporate power and authority to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

              7.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the properties or assets of Holdings or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which Holdings or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of Holdings or any of its Subsidiaries.

              7.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the Initial Borrowing
Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document or
(ii) the legality, validity, binding effect or enforceability of any such Credit Document, except where the failure to so obtain would not reasonably be expected to have a material adverse effect on the Transaction or the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of Holdings and its Subsidiaries taken as a whole.

              7.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc. (a) The consolidated statements of financial condition of Holdings and its Subsidiaries at June 30, 1996 and September 30, 1996, and the related consolidated statements of income and cash flow and shareholders' equity of Holdings and its Subsidiaries for the fiscal year and three-month period ended on such dates, as the case may be, and furnished to the Banks prior to the Effective Date, present fairly the financial condition of Holdings and its Subsidiaries at the date of such statements of financial condition and the results of the operations of Holdings and its Subsidiaries for the respective fiscal year or three-month period, as the case may be. All such financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently applied except to the extent provided in the notes to said financial statements and subject to normal year end adjustments in the case of the September 30, 1996 financial statements. After giving effect to the Transaction, since June 30, 1996, there has been no material adverse change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of Holdings and its Subsidiaries taken as a whole.

              (b) (i) On and as of the Initial Borrowing Date, after giving effect to the Transaction and to all Indebtedness (including the Revolving Loans) being incurred or assumed and Liens created by Holdings and its Subsidiaries in connection therewith (assuming the full utilization of the Revolving Loan Commitment on the Initial Borrowing Date), (a) the sum of the assets, at a fair valuation, of each of the Borrower, individually, and Holdings and its Subsidiaries taken as a whole, will exceed its or their debts;
(b) each of the Borrower, individually, and Holdings and its Subsidiaries taken as a whole, have not incurred and do not intend to incur, and do not believe that it or they will incur, debts beyond its or their ability to pay such debts as such debts mature; and (c) each of the Borrower, individually, and Holdings and its Subsidiaries taken as a whole, will have sufficient capital with which to conduct its or their businesses. For purposes of this Section 7.05(b), "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

              (c) Except as fully disclosed in the financial statements delivered pursuant to Section 7.05(a), there were as of the Initial Borrowing Date no liabilities or obligations with respect to Holdings or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to the Borrower or to

Holdings and its Subsidiaries taken as a whole. As of the Initial Borrowing Date, neither Holdings nor the Borrower knows of any basis for the assertion against it or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Section 7.05(a) which, either individually or in the aggregate, could be material to the Borrower or Holdings and its Subsidiaries taken as a whole.

              (d) On and as of the Initial Borrowing Date, the financial projections (the "Projections") previously delivered to the Agent and the Banks have been prepared on a basis consistent with the financial statements referred to in Section 7.05(a) (other than as set forth or presented in such Projections), and there are no statements or conclusions in any of the Projections which are based upon or include information known to the Borrower to be misleading in any material respect or which fail to take into account material information regarding the matters reported therein. On the Initial Borrowing Date, the Borrower believed that the Projections were reasonable and attainable.

              7.06 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of Holdings and the Borrower, threatened (i) with respect to any Credit Document or (ii) that could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of Holdings and its Subsidiaries taken as a whole.

              7.07 True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of Holdings or any of its Subsidiaries in writing to the Agent or any Bank (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Holdings or any of its Subsidiaries in writing to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

              7.08 Use of Proceeds; Margin Regulations. (a) All proceeds of the Revolving Loans incurred on the Initial Borrowing Date shall be used by the Borrower (i) to consummate the Transaction, (ii) to pay fees and expenses related to the Transaction and (iii) to provide for the general corporate and working capital requirements of the Borrower and its Subsidiaries.

              (b) No part of the proceeds of any Revolving Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Revolving Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

              7.09 Tax Returns and Payments. Holdings and each of its Subsidiaries have timely filed or caused to be timely filed, on the due dates thereof or within applicable grace periods, with the appropriate taxing authority, all Federal and all material state and other returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of Holdings and/or any of its Subsidiaries. The Returns accurately reflect in all material respects all liability for taxes of Holdings and its Subsidiaries for the periods covered thereby. Holdings and each of its Subsidiaries have paid all material taxes payable by them other than taxes which are not delinquent, and other than those contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. Except as disclosed in the financial statements referred to in Section 7.05(a), there is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of Holdings and the Borrower, threatened by any authority regarding any taxes relating to Holdings or any of its Subsidiaries. As of the Initial Borrowing Date, neither Holdings nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of Holdings or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of Holdings or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. Neither Holdings nor any of its Subsidiaries has incurred, or will incur, any material tax liability in connection with the consummation of the Transaction and the other transactions contemplated hereby.

              7.10   Compliance with ERISA.  (a)        Each Plan (other than
a multiemployer plan (as defined in Section 4001(a)(13) of ERISA)) is in substantial compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code; no Reportable Event has occurred with respect to a Plan (other than a multiemployer plan (as defined in Section 4001(a)(13) of ERISA)); no Plan is insolvent or in reorganization; no Plan other than a multiemployer plan (as defined in Section 4001(a)(13) of ERISA) has an Unfunded Current Liability; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency with the meaning of such Sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period within the meaning of Section 412 of the Code or
Section 303 or 304 of ERISA; all contributions required to be made by Holdings, any of its Subsidiaries or any ERISA Affiliate with respect to a Plan have been timely made; none of Holdings, any of its Subsidiaries nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
Section 401(a)(29), 4971, 4975 or 4980 of the Code or reasonably expects to incur any material liability under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no condition exists which presents a material risk to Holdings or any of its Subsidiaries or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the annual aggregate liability of Holdings, its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $1,000,000; no lien imposed under the Code or ERISA on the assets of Holdings or any of its Subsidiaries or any ERISA Affiliate exists or is likely to arise on account of any Plan; and Holdings and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(l) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA) the obligations with respect to which could reasonably be expected to have a material adverse effect on the ability of Holdings or any of its Subsidiaries to perform their respective obligations under the Credit Documents to which they are a party.

              7.11   Security Documents.  (a)     The provisions of the
Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Borrower in the Security Agreement Collateral described therein, and the Security Agreement, upon the filing of Form UCC-1 financing statements or the appropriate equivalent (which filings, if this representation is being made more than 10 days after the Initial Borrowing Date, have been made), create a fully perfected first lien on, and security interest in, all right, title and interest in all of the Security Agreement Collateral described therein, subject to no other Liens other than Permitted Liens. The Borrower has good and valid title to all Security Agreement Collateral described therein, free and clear of all Liens except those described above in this clause (a).

              (b) The security interests created in favor of the Collateral Agent, as pledgee, for the benefit of the Secured Creditors under the Pledge Agreement constitute first priority perfected security interests in the Pledged Securities described in the Pledge Agreement, subject to no security interests of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledged Securities and the proceeds thereof under the Pledge Agreement.

              7.12 Properties. Holdings and each of its Subsidiaries have good and valid title to all properties owned by them, including all property reflected in the balance sheets of the Borrower referred to in Section 7.05(a) and in the pro forma balance sheet referred to in Section 5.14 (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or in accordance with the terms of this Agreement), free and clear of all Liens, other than (i) as referred to in the balance sheet or in the notes thereto or in the pro forma balance sheet or (ii) Permitted Liens otherwise permitted by Section 9.01.

              7.13 Capitalization. (a) On the Initial Borrowing Date and after giving effect to the Transaction and the other transactions contemplated hereby, the authorized capital stock of Holdings shall consist of (i) 63,000,000 shares of Holdings Common Stock, of which 388,395 shares shall be issued and outstanding, (ii) 3,000,000 shares of nonvoting common stock, $.0l par value per share, of which no shares shall be issued and outstanding, (iii) 18,000,000 shares of Class A Convertible Preferred Stock, $.0l par value per share, of which (x) 9,000,000 shares are designated Class A Convertible Preferred Stock - Series 1, and 8,600,000 shares of which are issued and outstanding and (y) 9,000,000 shares are designated Class A Convertible Preferred Stock - Series 2, and 6,680,394 shares of which are issued and outstanding, and (iv) 3,090,000 shares of Class B Junior Convertible Preferred Stock, $.0l par value per share, all of which shares are issued and outstanding. All such outstanding shares of capital stock have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights. As of the Initial Borrowing Date and after giving effect to the Transaction and the other transactions contemplated hereby, Holdings does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, other than (i) the nonvoting common stock, (ii) the Class A Convertible Preferred Stock - Series 1, (iii) the Class A Convertible Preferred Stock - Series 2, (iv) the Class B Junior Convertible Preferred Stock, (v) the options issued pursuant to the Neodata Corporation Amended and Restated 1994 Stock Option Plan, (vi) the options issued pursuant to the Neodata Corporation Amended and Restated 1990 Employee

Incentive Plan, (vii) the performance options, as amended, granted by Holdings in December 1990 to executive officers of the Borrower and (viii) the warrants issued (x) in August 1990 and (y) in connection with the Shareholders' Agreements.

              (b) On the Initial Borrowing Date and after giving effect to the Transaction and the other transactions contemplated hereby, the authorized capital stock of the Borrower shall consist of 10,000 shares of common stock, $.0l par value per share, of which 1,173 shares shall be issued and outstanding, owned by Holdings, and delivered for pledge pursuant to the Pledge Agreement. All such outstanding shares of common stock have been duly and validly issued, are fully paid and nonassessable and are free of preemptive rights. As of the Initial Borrowing Date, the Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

              7.14 Subsidiaries. After the consummation of the Transaction, Holdings has no Subsidiaries other than the Borrower and its Subsidiaries and those Subsidiaries acquired after the Initial Borrowing Date pursuant to
Section 9.14 and the Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule III and those Subsidiaries acquired after the Initial Borrowing Date pursuant to Section 9.14. Schedule III correctly sets forth, as of the Initial Borrowing Date and after giving effect to the Transaction, the percentage ownership (direct or indirect) of Holdings in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof.

              7.15 Compliance with Statutes, etc. Each of Holdings and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or Holdings and its Subsidiaries taken as a whole.

              7.16 Investment Company Act. Neither Holdings nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

              7.17 Public Utility Holding Company Act. Neither Holdings nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

              7.18 Environmental Matters. (a) Each of Holdings and each of its Subsidiaries has complied with, and on the date of each Credit Event will be in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the best knowledge of Holdings and the Borrower after due inquiry, threatened Environmental Claims against Holdings or any of its Subsidiaries or any Real Property owned or operated by Holdings or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences on any Real Property owned or operated by Holdings or any of its Subsidiaries or, to the best knowledge of Holdings and the Borrower after due inquiry, on any property adjoining or in the vicinity of any such Real Property that, to the best knowledge of Holdings and the Borrower after due inquiry, could reasonably be expected (i) to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any such Real Property, or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by Holdings or any of its Subsidiaries under any applicable Environmental Law.

              (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by Holdings or any of its Subsidiaries where such generation, use, treatment, storage or transportation has violated or could reasonably be expected to violate any Environmental Law or give rise to an Environmental Claim. Hazardous Materials have not at any time been Released on or from any Real Property owned or operated by Holdings or any of its Subsidiaries where such Release has violated or could reasonably be expected to violate any applicable Environmental Law or give rise to an Environmental Claim. There are not now any underground storage tanks located on any Real Property owned or operated by Holdings or any of its Subsidiaries.

              (c) Notwithstanding anything to the contrary in this Section 7.18, the representations made in this Section 7.18 shall only be untrue if the aggregate effect of all failures and noncompliances of the types described above could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of Holdings and its Subsidiaries taken as a whole.

              7.19 Labor Relations. Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on the Borrower or on Holdings and its Subsidiaries taken as a whole. There is (i) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries or, to the best knowledge of Holdings and the Borrower, threatened against Holdings or any of its Subsidiaries, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Holdings or any of its Subsidiaries or, to the best knowledge of Holdings and the Borrower, threatened against Holdings or any of its Subsidiaries, (ii) no strike, labor dispute, slowdown or stoppage pending against Holdings or any of its Subsidiaries or, to the best knowledge of Holdings and the Borrower, threatened against Holdings or any of its Subsidiaries and (iii) to the best knowledge of Holdings and the Borrower, no union representation proceeding is pending with respect to the employees of Holdings or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of Holdings and its Subsidiaries taken as a whole.

              7.20 Patents, Licenses, Franchises and Formulas. Each of Holdings and each of its Subsidiaries owns all material patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, reasonably necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would result in a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects. of the Borrower or of Holdings and its Subsidiaries taken as a whole.

              7.21 Existing Indebtedness. Schedule IV sets forth a true and complete list of all Indebtedness for borrowed money of Holdings and its Subsidiaries as of the Initial Borrowing Date and which is to remain outstanding after giving effect thereto (excluding the Indebtedness hereunder and the Senior Notes) (the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt, all of which shall be evidenced by the Existing Debt Agreements.

              7.22 Special Purpose Corporation. Holdings engages in no business activities and has no significant assets (other than the capital stock of the Borrower) or liabilities (other than its guaranties pursuant to Section 14 and as otherwise permitted by this Agreement).

              7.23 Senior Notes. This Agreement constitutes the "Revolving Credit Facility" under, and as defined in, the Senior Note Indenture and neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party nor the extensions of credit contemplated by this Agreement will conflict with, result in any breach of any of the terms, covenants or provisions of, or constitute a default under the Senior Note Indenture.

              SECTION 8. Affirmative Covenants. Holdings and the Borrower hereby covenant and agree that on and after the Effective Date and until the Total Revolving Loan Commitment and all Letters of Credit have terminated and the Revolving Loans, Revolving Notes and Unpaid Drawings, together with interest, Fees and all other obligations incurred hereunder and thereunder, are paid in full:

              8.01 Information Covenants. Holdings and/or the Borrower will furnish to each Bank:

              (a) Monthly Reports. Within 45 days after the end of each fiscal month of Holdings, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such month and the related consolidated statements of income and retained earnings and of cash flows for such month and for the elapsed portion of the Fiscal Year ended with the last day of such month, in each case setting forth comparative figures for the corresponding month in the prior Fiscal Year and the budgeted figures for such month as set forth in the respective budget delivered pursuant to Section 8.01(e).

              (b) Quarterly Financial Statements. Within 45 days after the close of the first three quarterly accounting periods in each fiscal year of Holdings, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period; all of which shall be in reasonable detail and certified by the chief financial officer or other Authorized Officer of Holdings that they fairly present the financial condition of Holdings and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments.

              (c) Annual Financial Statements. Within 90 days after the close of each fiscal year of Holdings, the consolidated balance sheets of Holdings and its

Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year and setting forth comparative consolidated figures for the preceding fiscal year and comparable budgeted figures for such fiscal year and certified by Coopers & Lybrand L.L.P. or such other independent certified public accountants of recognized national standing as shall be reasonably acceptable to the Agent, in each case to the effect that such statements fairly present the financial condition of Holdings and its Subsidiaries as of the dates indicated and the results of their operations and changes, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of Holdings and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, no Default or Event of Default under Sections 9.02, 9.04, 9.05 or 9.07 through 9.09 inclusive which has occurred and is continuing has come to their attention or, if such a Default or an Event of Default under Sections 9.02, 9.04, 9.05 or
9.07 through 9.09 inclusive has occurred and is continuing and has come to their attention, a statement as to the nature thereof.

              (d) Management Letters. Promptly after the receipt thereof by Holdings or the Borrower, a copy of any final "management letter" received by the Borrower or such Subsidiary from its certified public accountants and the management's responses thereto.

              (e) Budgets. No later than 90 days following the commencement of the first day of each Fiscal Year (beginning with Fiscal Year 1998), a budget in form reasonably satisfactory to the Agent (including budgeted statements of income and cash flow and balance sheets) prepared by Holdings for
(x) each of the twelve months of such Fiscal Year prepared in detail and (y) each of the five years immediately following such Fiscal Year prepared in summary form, in each case, of Holdings and its Subsidiaries, accompanied by the statement of an Authorized Officer of the Borrower to the effect that, to the best of his knowledge, the budget is a reasonable estimate for the period covered thereby.

              (f) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 8.01(b) and (c), a certificate of an Authorized Officer of the Borrower to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall, in the case of any such financial statements delivered in respect of a period ending on the last day of a fiscal quarter or year of Holdings, set forth the calculations required to establish whether the Borrower was in compliance with the provisions of Sections 3.03(b), 9.02(vii), 9.03, 9.04, 9.05 and 9.07
through 9.09, inclusive, at the end of such fiscal quarter or year, as the case may be.

              (g) Notice of Default or Litigation. Promptly, and in any event within three Business Days after an officer of Holdings or the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default and (ii) any litigation or governmental investigation or proceeding pending (x) against Holdings, the Borrower or any of their respective Subsidiaries which could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or Holdings and its Subsidiaries taken as a whole, (y) with respect to any material Indebtedness of the Borrower and its Subsidiaries taken as a whole or (z) with respect to any Credit Document.

              (h) Other Reports and Filings. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which Holdings, the Borrower or any of their respective Subsidiaries shall file with the Securities and Exchange Commission or any successor thereto (the "SEC") or deliver to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).

              (i) Environmental Matters. Promptly upon, and in any event within ten (10) Business Days after, an officer of Holdings or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of Holdings and its Subsidiaries taken as a whole:

              (i) any pending or threatened Environmental Claim against Holdings or any of its Subsidiaries or any Real Property owned or operated by Holdings or any of its Subsidiaries;

              (ii) any condition or occurrence on or arising from any Real Property owned or operated by Holdings or any of its Subsidiaries that
       (x) results in noncompliance by Holdings or any of its Subsidiaries with any applicable Environmental Law or (y) could reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any such Real Property;

              (iii) any condition or occurrence on any Real Property owned or operated by Holdings or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by Holdings or any of its Subsidiaries of such Real Property under any Environmental Law; and

              (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by Holdings or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided that in any event Holdings and the Borrower shall deliver to each Bank all material notices received by it or any of their respective Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Holdings', the Borrower's or such Subsidiary's response thereto. In addition, the Borrower will provide the Banks with copies of all material communications with any government or governmental agency relating to Environmental Laws, all communications with any Person (other than its attorneys) relating to any Environmental Claim of which notice is required to be given pursuant to this
Section 8.01(i), and such detailed reports of any such Environmental Claim as may reasonably be requested by the Banks.

              (j) Annual Meetings with Banks. At the request of Agent, Holdings shall within 120 days after the close of each Fiscal Year hold a meeting at a time and place selected by Holdings and reasonably acceptable to the Agent with all of the Banks at which meeting shall be reviewed the financial results of the previous Fiscal Year and the financial condition of Holdings and its Subsidiaries and the budgets presented for the current Fiscal Year.

              (k) Borrowing Base Certificate. (i) On the Initial Borrowing Date and (ii) thereafter, not later than 1:00 P.M. (New York time) on the fifteenth Business Day after the end of each fiscal month, a borrowing base certificate substantially in the form of Exhibit K (each, a "Borrowing Base Certificate"), with respect to the Eligible Receivables of the Borrower and its Subsidiaries as of (x) in the case of clause (i), no earlier than December 31, 1996 and (y) in the case of clause (ii), the last day of the immediately preceding fiscal month, and in each case, certified by an Authorized Officer of the Borrower.

              (l) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to Holdings or its Subsidiaries as any Bank may reasonably request in writing.

              8.02 Books, Records and Inspections. Holdings and the Borrower will, and will cause each of their respective Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Holdings and the Borrower will, and will cause each of their respective Subsidiaries to, permit officers and designated representatives of the Agent or any Bank to visit and inspect, during regular business hours and under guidance of officers of Holdings and the Borrower or such Subsidiary, any of the properties of Holdings and the Borrower or such Subsidiary, and to examine the books of account of Holdings and the Borrower or such Subsidiary and discuss the affairs, finances and accounts of Holdings and the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Agent or such Bank may request.

              8.03 Maintenance of Property; Insurance. (a) Schedule V sets forth a true and complete listing of all insurance maintained by Holdings, the Borrower and their respective Subsidiaries as of the Initial Borrowing Date. Holdings and the Borrower will, and will cause each of their respective Subsidiaries to, (i) keep all property necessary in its business in good working order and condition (ordinary wear and tear excepted), (ii) maintain insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and (iii) furnish to each Bank, upon written request, full information as to the insurance carried. In addition to the requirements of the immediately preceding sentence, Holdings and the Borrower will at all times cause insurance of the types described in Schedule V to be maintained (with the same scope of coverage as that described in Schedule V) at levels which are at least as great as the respective amount described opposite the respective type of insurance on
Schedule V under the column headed "Maximum Amount Required to be Maintained."

              (b) If Holdings, the Borrower or any of their respective Subsidiaries shall fail to maintain all insurance in accordance with this
Section 8.03, or if Holdings, the Borrower or any of their respective Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Agent and/or the Collateral Agent shall have the night (but shall be under no obligation) to procure such insurance and the Borrower agrees to reimburse the Agent or the Collateral Agent, as the case may be, for all costs and expenses of procuring such insurance.

              8.04 Corporate Franchises. Holdings and the Borrower will, and will cause each of their respective Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Section 8.04 shall prevent (i) sales of assets by Holdings, the Borrower or any of their respective Subsidiaries in accordance with Section 9.02 or (ii) the withdrawal by Holdings, the Borrower or any of their respective Subsidiaries of their qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of Holdings and its Subsidiaries taken as a whole.

              8.05 Compliance with Statutes, etc. Holdings and the Borrower will, and will cause each of their respective Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of Holdings and its Subsidiaries taken as a whole.

              8.06 Compliance with Environmental Laws. (a) Holdings and the Borrower will comply, and will cause each of their respective Subsidiaries to comply, in all material respects with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned or operated by Holdings, the Borrower or any of their respective Subsidiaries, will within a reasonable time-period pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws. None of Holdings, the Borrower nor any of their respective Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any Real Property now or hereafter owned or operated by Holdings, the Borrower or any of their respective Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property except for Hazardous Materials used or stored at any such Real Properties in material compliance with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of any such Real Property.

              (b) At the written request of the Agent or the Required Banks, which request shall specify in reasonable detail the basis therefor, at any time and from time to time, the Borrower will provide, at the Borrower's sole cost and expense, an environmental site assessment report concerning any Real Property now or hereafter owned or operated by Holdings, the Borrower or any of their respective Subsidiaries, prepared by an environmental consulting firm approved by the Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property, provided that such request may be made only if (i) there has occurred and is continuing an Event of Default, (ii) the Agent reasonably believes that Holdings, the Borrower or any such Real Property is not in material compliance with Environmental Law, or (iii) circumstances exist that reasonably could be expected to form the basis of a material Environmental Claim against Holdings, the Borrower or any such Real Property. If the Borrower fails to provide the same within 90 days after such request was made, the Agent may order the same, and the Borrower shall grant and hereby grants to the Agent and the Banks and their agents access to such Real Property and specifically grants the Agent and the Banks an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Borrower's expense.

              8.07 ERISA. As soon as possible and, in any event, within 20 days after Holdings, the Borrower or any of their respective Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, Holdings or the Borrower will deliver to each of the Banks a certificate of an Authorized Officer of Holdings or the Borrower setting forth details as to such occurrence and the action, if any, that Holdings, the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by Holdings, the Borrower, such Subsidiary, the ERISA Affiliate, the PBGC, or a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that Holdings or the Borrower has previously delivered to the Banks a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or
 .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application is likely to be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that a contribution required to be made to a Plan has not been timely made; that a Plan has been or is reasonably expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; that proceedings are likely to be or have been instituted or notice has been given to terminate or appoint a trustee to administer a Plan which is subject to Title IV of

ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that Holdings, the Borrower, any of their respective Subsidiaries or any ERISA Affiliate will or is reasonably expected to incur any liability (including any indirect, contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA
or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA; or that Holdings, the Borrower or any Subsidiary is reasonably expected to incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(l) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA). Upon request, the Borrower will deliver to each of the Banks a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of annual reports and any material notices received by Holdings, the Borrower or any of their respective Subsidiaries or any ERISA Affiliate with respect to any Plan shall be delivered to the Banks no later than 20 days after the date such report has been filed with the Internal Revenue Service or such notice has been received by Holdings, the Borrower, the Subsidiary or the ERISA Affiliate, as applicable.

              8.08 End of Fiscal Years, Fiscal Quarters. Holdings shall cause (i) each of its, and each of its Subsidiaries', Fiscal Years to end on June 30, and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end in a manner consistent therewith.

              8.09 Performance of Obligations. Each of Holdings and the Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of Holdings and its Subsidiaries taken as a whole.

              8.10 Payment of Taxes. Each of Holdings and the Borrower will pay and discharge or cause to be paid and discharged, and will cause each of their respective Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any material properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of Holdings, the Borrower or any of their respective Subsidiaries; provided that none of Holdings, the Borrower or any of their respective Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

              8.11 Further Assurances. (a) Holdings and the Borrower will, and will cause each of their respective Subsidiaries to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports, and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require pursuant to this Section 8. 11. Furthermore, Holdings and the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel and other related documents as may be requested by the Collateral Agent to assure itself that this Section 8.11 has been complied with.

              (b) Each of Holdings and the Borrower agrees that each action required above by Section 8.11 (a) shall be completed as soon as possible, but in no event later than 60 days after such action is requested to be taken by the Agent or the Required Banks.

              8.12 Ownership of Subsidiaries. Holdings shall at all times own 100% of the outstanding capital stock of the Borrower and at least a majority of the outstanding capital stock of each of its Subsidiaries which may be created after the Initial Borrowing Date in accordance with Section 9.14, and the Borrower shall directly own at least a majority of the outstanding capital stock of each of its Subsidiaries as described on Schedule III hereof and which may be created after the Initial Borrowing Date in accordance with
Section 9.14.

              8.13 Lockboxes, etc. Upon the request of the Agent or the Required Banks, each of Holdings and the Borrower agrees to take all action necessary to establish lockboxes and concentration accounts satisfactory to the Agent for the deposit of all proceeds owing under the Borrower's accounts receivable pursuant documentation reasonably satisfactory to the Agent. Each of Holdings and the Borrower agrees that the action required by this Section
8.13 shall be completed as soon as possible, but in no event later than 30 days after such action is requested to be taken by the Agent or the Required Banks.

              SECTION 9. Negative Covenants. Holdings and the Borrower covenant and agree that on and after the Effective Date and until the Total Revolving Loan Commitment and all Letters of Credit have terminated and the Revolving Loans,

Revolving Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

              9.01 Liens. Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to Holdings or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

              (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles in the United States;

              (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

              (iii) Liens in existence on the Effective Date which are listed, and the property subject thereto described, in Schedule VI, but only to the respective date, if any, set forth in such Schedule VI for the removal and termination of any such Liens, plus renewals, replacements and extensions of such Liens to the extent set forth on Schedule VI, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal or extension and (y) any such renewal or extension does not encumber any additional assets or properties of Holdings or any of its Subsidiaries;

              (iv) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods;

              (v)    Liens created pursuant to the Security Documents;

              (vi) licenses, leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of Holdings and its Subsidiaries taken as a whole;

              (vii) Liens upon assets subject to Capitalized Lease Obligations to the extent permitted by Section 9.04, provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any Subsidiary of the Borrower;

              (viii) Liens placed upon equipment or machinery used in the ordinary course of business of the Borrower or any of its Subsidiaries at the time of acquisition thereof by the Borrower or any such Subsidiary or within 150 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, and all renewals, replacements and extensions thereof, provided that (x) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this clause (viii) shall not at any time exceed $2,000,000 at any time outstanding and (y) in all events, the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of the Borrower or such Subsidiary;

              (ix) easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies, in each case whether now or hereafter in existence, not securing Indebtedness and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

              (x) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

              (xi) Liens arising out of the existence of judgments or awards not constituting an Event of Default under Section 10.09, provided that no cash or property is deposited or delivered to secure the respective judgment or award (or any appeal bond in respect thereof, except as permitted by following clause (xiii));

              (xii) statutory and contractual landlords' liens under leases to which the Borrower or any of its Subsidiaries is a party;

              (xiii) Liens (other than any Lien imposed by ERISA) (x) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or (y) to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) and (z) deposits made in the ordinary course of business to secure liability for premiums to insurance carriers, provided that the aggregate amount of deposits at any time pursuant to clauses (y) and (z) shall not exceed $1,000,000 in the aggregate;

              (xiv) any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement permitted by this Agreement;

              (xv) Liens in favor of a banking institution arising as matter of law encumbering the deposits (including the right of setoff) held by such banking institution incurred in the ordinary course of business and which are within the general parameters customary in the banking industry;

              (xvi) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business in accordance with the past practices of the Borrower and its Subsidiaries prior to the Initial Borrowing Date;

              (xvii) deposits made to secure statutory obligations in the form of excise taxes;

              (xiii) Liens arising out of barter transactions or arrangements for the sale or purchase of goods or services entered into by the Borrower or any of its Subsidiaries in the ordinary course of business in accordance with the past practices of the Borrower and its Subsidiaries prior to the Initial Borrowing Date;

              (xix) Liens on cash collateral not to exceed $500,000 arising in connection with Other Hedging Agreements permitted under Section 9.05(iii);

              (xx) Liens on one (but not both) Specified Property arising pursuant to, and created as a result of, a sale-leaseback transaction permitted pursuant to Section 9.02(xiii); and

              (xxi) Liens not otherwise permitted by the foregoing clauses (i) through (xx) to the extent attaching to properties and assets with an aggregate fair value not in excess of, and securing liabilities not in excess of, $1,500,000 in the aggregate at any time outstanding.

              9.02 Consolidation, Merger, Purchase or Sale of Assets, etc. Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any time prior to the Final Maturity Date except with the Agent's prior written consent) all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials, equipment and intangible assets in the ordinary course of business) of any Person, except that:

              (i) Capital Expenditures by the Borrower and its Subsidiaries shall be permitted to the extent not in violation of Section 9.07;

              (ii) each of the Borrower and its Subsidiaries may (x) in the ordinary course of business, sell, lease or otherwise dispose of any assets which, in the reasonable judgment of such Person, are obsolete, worn out or otherwise no longer useful in the conduct of such Person's business and (y) sell, lease or otherwise dispose of any other assets, provided that the aggregate Net Sale Proceeds of all assets subject to sales or other dispositions pursuant to this clause (ii) which are not reinvested to acquire Reinvestment Assets in accordance with Section 3.03(b) shall not exceed $1,000,000 in any Fiscal Year;

              (iii) sales of assets the Net Sale Proceeds of which are used to acquire Reinvestment Assets in accordance with Section 3.03(b);

              (iv) investments may be made to the extent permitted by Section 9.05;

              (v) each of the Borrower and its Subsidiaries may lease (as lessee) real or personal property in the ordinary course of business (so long as any such lease does not create a Capitalized Lease Obligation except to the extent permitted by Section 9.04);

              (vi) each of the Borrower and its Subsidiaries may make sales or transfers of inventory in the ordinary course of business and consistent with past practices (including, without limitation, sales or transfers of inventory by the Borrower to its Subsidiaries so long as at fair market value);

              (vii) so long as no Default or Event of Default then exists or would result therefrom, Holdings and its Wholly-Owned Subsidiaries (other than NSL) may acquire the capital stock or assets of any Person provided that(x) any such acquisition is for at least a majority of the capital stock or all or substantially all of the business of, or an operating division or a business unit, of such Person (each such acquisition permitted by this clause (vii), a "Permitted Section 9.02(vii) Acquisition") and (y) the aggregate amount expended pursuant to this clause (vii) does not exceed $10,000,000 minus the aggregate amount of investments made by Holdings or any of its Wholly-Owned Subsidiaries (other than NSL) pursuant to Section 9.05(xiii), it being understood that if any such Permitted Section 9.02(vii) Acquisitions are made by Holdings, the Borrower may Dividend, advance or loan such amount to Holdings so long as the aggregate amount of all such Dividends, advances and loans does not exceed the limitation set forth above;

              (viii) the Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, accounts receivable arising in the ordinary course of business (x) which are overdue or (y) which the Borrower may reasonably determine are difficult to collect, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables);

              (ix) transfers of condemned property to the respective governmental authority or agency that have condemned same (whether by deed in lieu of condemnation or otherwise), and transfers of properties that have been subject to a casualty to the respective insurer of such property as part of an insurance settlement, so long as the proceeds thereof are applied as required by Section 3.03(c);

              (x) license or sublicenses by the Borrower and its Subsidiaries of software, trademarks and other intellectual property in the ordinary course of business and which do not materially interfere with the business of the Borrower or any Subsidiary;

              (xi) the Borrower or any Wholly-Owned Subsidiary of the Borrower may transfer assets to or lease assets to or acquire or lease assets from the Borrower or any other Wholly-Owned Subsidiary so long as the aggregate fair market value of all assets transferred or leased pursuant to this clause (xi) does not exceed $500,000;

              (xii) any Wholly-Owned Subsidiary of the Borrower may be merged into the Borrower (as long as the Borrower is the surviving corporation of such merger) or any other Wholly-Owned Subsidiary of the Borrower; and

              (xiii) so long as no Default or Event of Default is in existence at the time the respective sale-leaseback transaction is effected or would exist immediately after giving effect thereto, the Borrower may enter into a sale-leaseback transaction in respect of either (but not both) of the Specified Properties so long as (x) such sale is for cash and at fair market value (as determined in good faith by management of the Borrower), (y) the cash consideration is received at the time of the closing of such transaction, and (z) the documentation with respect to such transaction is reasonably satisfactory to the Agent.

To the extent the Required Banks waive the provisions of this Section 9.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 9.02, such Collateral (unless sold to Holdings or a Subsidiary of Holdings) shall be sold free and clear of the Liens created by the Security Documents, and the Agent and Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

              9.03 Dividends. Holdings shall not, and shall not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to Holdings or any of its Subsidiaries, except that:

              (i) any Subsidiary of the Borrower may pay Dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower;

              (ii) the Borrower may pay cash Dividends to Holdings for the purpose of paying, so long as all proceeds thereof are promptly used by

       Holdings to pay, its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including, without limitation, legal and accounting expenses and similar expenses), provided that the aggregate amount of cash Dividends paid pursuant to this clause (ii) shall not exceed $250,000 during any Fiscal Year;

              (iii) the Borrower may pay cash Dividends to Holdings for the purpose of paying, so long as all proceeds thereof are promptly used by Holdings to pay, franchise taxes and federal, state and local income taxes and interest and penalties with respect thereto, if any, payable by Holdings, provided that any refund shall be promptly returned by Holdings to the Borrower;

              (iv) the Borrower may pay cash Dividends to Holdings for the purpose of paying, so long as all proceeds thereof are promptly used by Holdings to pay, management fees or executive compensation to the extent such management fees or executive compensation are permitted by Section 9.06(iv);

              (v) Holdings may repurchase Holdings Common Stock and/or options to purchase Holdings Common Stock held by (x) directors, executive officers, members of management or employees of Holdings, the Borrower or any of their Subsidiaries upon the death, disability, retirement or termination of such director, executive officer, member of management or employee or (y) other stockholders of Holdings so long as the purpose is to acquire Holdings Common Stock for reissuance to new employees of Holdings and its Subsidiaries, provided that (1) no Default or Event of Default then exists or would result therefrom and (2) the aggregate amount of cash expended by Holdings pursuant to this clause
       (v) shall not exceed $1,000,000 in the aggregate (plus the amount of cash proceeds received by Holdings from reissuance to a new employee of such Holdings Common Stock), and provided further, that Holdings may purchase, redeem or otherwise acquire common stock of Holdings (or options to purchase such common stock) pursuant to this clause (v) without regard to the restrictions set forth in the first proviso above for consideration consisting of the proceeds of key man life insurance obtained for the purposes described in clause (v);

              (vi) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may pay cash Dividends to Holdings for the purpose of enabling Holdings to pay the fees owing under the Monitoring Agreements;

              (vii) the Borrower may pay cash Dividends to Holdings for the purpose of enabling Holdings to make the purchases referred to in clause
       (v) above, so long as all proceeds thereof are promptly used by Holdings to make such purchases and/or pay such Dividends;

              (viii) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may pay cash Dividends to Holdings for the purpose of enabling Holdings to make payments on the Meredith Note, provided that the amounts of such payments do not exceed the amount necessary for the payment of scheduled principal and interest thereon; and

              (ix) the Borrower may pay cash Dividends to Holdings for the purpose of enabling Holdings to make Permitted Section 9.02(vii) Acquisitions or investments permitted by Section 9.05(xiii), provided the amount of such Dividends is permitted by Section 9.02(vii) or 9.05(xiii), as the case may be.

              9.04 Indebtedness. Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

              (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

              (ii) Indebtedness of the Borrower pursuant to the Senior Notes in an aggregate principal amount not to exceed $163,000,000 at any time outstanding;

              (iii) Existing Indebtedness shall be permitted to the extent the same is listed on Schedule IV, and any refinancings or renewals thereof so long as any such refinancing or renewal (x) shall not exceed the principal amount of such Existing Indebtedness outstanding at the time of the refinancing or renewal thereof, and (y) shall be on terms and conditions (including, without limitation, with respect to the obligor and guarantors, if any, in respect of such Existing Indebtedness, amortization schedules, interest rates, redemption provisions, covenants, defaults, security and remedies) no less favorable to the Borrower and its Subsidiaries or the Banks than the terms and conditions of the Existing Indebtedness so refinanced or renewed;

              (iv) accrued expenses and current trade accounts payable incurred in the ordinary course of business;

              (v) Indebtedness under Interest Rate Protection Agreements and Other Hedging Agreements on terms acceptable to the Agent;

              (vi) Indebtedness evidenced by Capitalized Lease Obligations to the extent permitted pursuant to Section 9.07;

              (vii) intercompany Indebtedness of any Wholly-Owned Subsidiary of Holdings owing to the Borrower or any other Wholly-Owned Subsidiary of Holdings, or of the Borrower owing to any Wholly-Owned Subsidiary of Holdings, to the extent permitted by Section 9.05(iv);

              (viii) Indebtedness of any Wholly-Owned Subsidiary of the Borrower to the Borrower or another Wholly-Owned Subsidiary of the Borrower constituting the purchase price in respect of intercompany transfers of goods made in the ordinary course of business to the extent not constituting Indebtedness for borrowed money;

              (ix) Indebtedness subject to liens permitted under Section 9.01(viii);

              (x) Contingent Obligations of the Borrower or any Subsidiary as a guarantor of the lessee under any lease pursuant to which the Borrower or a Subsidiary is the lessee so long as such lease is otherwise permitted hereunder;

              (xi) Indebtedness evidenced by Capitalized Lease Obligations to the extent incurred pursuant to Section 9.02(xiii);

              (xii) additional indebtedness not to exceed $5,000,000 in aggregate principal amount outstanding at any one time; and

              (xiii) accounts payable incurred by the Borrower and owing to NSL in existence on the Effective Date that arose from services rendered by NSL to the Borrower and accounts payable arising from time to time after the Effective Date, consistent with past practices, incurred by the Borrower as a result of services rendered by NSL to the Borrower to the extent permitted by Section 9.06(ix), which accounts payable, at the time of the creation thereof, do not exceed the costs incurred by NSL (as determined on any reasonable basis) in providing the respective services to the Borrower; provided that the proceeds from any payments received by NSL are promptly used within ten Business Days by NSL to pay its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses.

              9.05 Advances, Investments and Loans. Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents, except that the following shall be permitted:

              (i) the Borrower and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

              (ii) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents, provided that during any time that Revolving Loans of Non-Defaulting Banks are outstanding, the aggregate amount of cash and Cash Equivalents permitted to be held by the Borrower and its Subsidiaries shall not exceed $3,000,000 for any period of five consecutive days;

              (iii) the Borrower may enter into Interest Rate Protection Agreements and Other Hedging Agreements to the extent permitted by
       Section 9.04(v);

              (iv) any Wholly-Owned Subsidiary of the Borrower may make intercompany loans and advances to the Borrower or any other Wholly-Owned Subsidiary of the Borrower, and the Borrower may make intercompany loans and advances to any Wholly-Owned Subsidiary of the Borrower, provided that the aggregate principal amount of all such loans and advances (determined without regard to any write-downs or write-offs thereof) does not exceed $500,000 at any time outstanding;

              (v) the Borrower and it Subsidiaries may sell or transfer assets to each other to the extent permitted by Section 9.02;

              (vi) the Borrower may establish Subsidiaries to the extent permitted by Section 9.14;

              (vii) Holdings may repurchase Holdings Common Stock to the extent permitted by Section 9.03;

              (viii) promissory notes and other similar non-cash consideration received by the Borrower and its Subsidiaries in connection with dispositions permitted by Section 9.02 so long as the aggregate principal amount thereof does not exceed $1,000,000 at any one time outstanding;

              (ix) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

              (x) advances, loans and investments in existence on the Effective Date and set forth on Schedule VII without giving effect to any additions thereto or replacements thereof, shall be permitted;

              (xi) the Borrower and its Subsidiaries may make loans and advances to officers, employees and directors of Holdings and its Subsidiaries for moving, entertainment, travel and other similar expenses, in each case incurred in the ordinary course of business, in an aggregate outstanding principal amount not to exceed $250,000 at any time;

              (xii) Permitted Section 9.02(vii) Acquisitions shall be permitted; and

              (xiii) in addition to investments permitted by clauses (i) through (xii) above, Holdings and its Wholly-Owned Subsidiaries (other than NSL) may make additional investments, which may (but shall not be required to be) be made in Unrestricted Subsidiaries, in a Person in an aggregate amount which, when added to the aggregate amount expended on Permitted Section 9.02(vii) Acquisitions, equals $10,000,000, it being understood that if any such additional investments are made by Holdings, the Borrower may Dividend, advance or loan such amount to Holdings so long as the aggregate amount of all such Dividends, advances and loans does not exceed the limitation set forth above.

              9.06 Transactions with Affiliates. Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of Holdings or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to Holdings or such Subsidiary as would reasonably be obtained by Holdings or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that:

              (i)    Dividends may be paid to the extent provided in Section
       9.03;

              (ii) loans may be made and other transactions may be entered into between the Borrower and its Subsidiaries to the extent permitted by Sections 9.02, 9.04 and 9.05;

              (iii) customary fees may be paid to non-officer directors of Holdings;

              (iv) Holdings and its Subsidiaries may enter into employment arrangements with respect to the procurement of services of their respective officers and employees in the ordinary course of business;

              (v)    Holdings may make capital contributions to the Borrower;

              (vi) Holdings and its Subsidiaries may make payments under the Holdings Tax Allocation Agreement;

              (vii) Holdings and/or the Borrower may make payments in connection with the Monitoring Agreements;

              (viii) the Borrower may make payments required by the EDS Agreement; and

              (ix) the Borrower may make payments to NSL in respect of services rendered by NSL in accordance with past practices.

              Except as specifically provided above, no management or similar fees shall be paid or payable by Holdings or any of its Subsidiaries to any Person.

              9.07 Capital Expenditures. (a) Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, make any Capital Expenditures, except that during any Fiscal Year the Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of such Capital Expenditures made under this Section 9.07(a) does not exceed in any Fiscal Year set forth below the amount set forth opposite such Fiscal Year:

                     Fiscal Year                                Amount
                     -----------                                ------
                        1997                                 $14,000,000
                        1998                                 $12,000,000
                        1999                                 $12,000,000

                         2000                                $12,000,000
                         2001                                $12,000,000
                         2002                                $ 7,000,000

              (b) Notwithstanding anything to the contrary contained in clause (a) above, to the extent that the aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries (excluding only those Capital Expenditures made pursuant to clause (c)) in any Fiscal Year are less than the amount set forth above with respect to such Fiscal Year, up to 50% of the amount of such difference may be carried forward and used to make Capital Expenditures in the immediately succeeding Fiscal Year.

              (c) In addition to the Capital Expenditures permitted pursuant to preceding clauses (a) and (b), the Borrower and its Subsidiaries may make additional Capital Expenditures as follows: (i) Capital Expenditures consisting of the reinvestment of Net Sale Proceeds of asset sales not required to reduce the Total Revolving Loan Commitment pursuant to Section 3.03(b) as a result of
(x) clause (ii) of the first parenthetical phrase contained therein and (y) the acquisition of Reinvestment Assets pursuant to the proviso thereto and (ii) the reinvestment of proceeds of Recovery Events not required to reduce the Total Revolving Loan Commitment pursuant to Section 3.03(c).

              9.08 Minimum Consolidated Interest Coverage Ratio. Holdings and the Borrower will not permit the Consolidated Interest Coverage Ratio for any Test Period (taken as one accounting period) ended on the last day of a fiscal quarter of the Borrower described below to be less than the amount set forth opposite such fiscal quarter below:

             Fiscal Quarter Ended
                   Closest
              to the Last Day In                         Ratio
             --------------------                        -----
             June, 1997                                  1.20:1.00
             September, 1997                             1.20:1.00
             December, 1997                              1.30:1.00
             March, 1998                                 1.35:1.00
             June, 1998                                  1.45:1.00
             September, 1998                             1.45:1.00
             December, 1998                              1.55:1.00
             March, 1999                                 1.65:1.00
             June, 1999                                  1.70:1.00

             September, 1999                             1.75:1.00
             December, 1999                              1.80:1.00
             March, 2000                                 1.90:1.00
             June, 2000                                  1.95:1.00
             September, 2000                             2.00:1.00
             December, 2000                              2.05:1.00
             March, 2001                                 2.15:1.00
             June, 2001                                  2.25:1.00
             September, 2001                             2.30:1.00
             December, 2001 and thereafter               2.35:1.00

              9.09 Minimum Consolidated EBITDA. Holdings and the Borrower will not permit Consolidated EBITDA for any Test Period, in each case taken as one accounting period, ended on the last day of a fiscal quarter of the Borrower set forth below to be less than the amount set forth opposite such fiscal quarter below:

             Fiscal Quarter Ended
                   Closest
              to the Last Day In                         Amount
             --------------------                        ------
             June, 1997                                  $29,000,000
             September, 1997                             $30,000,000
             December, 1997                              $32,000,000
             March, 1998                                 $34,000,000
             June, 1998                                  $35,500,000
             September, 1998                             $36,500,000
             December, 1998                              $38,500,000
             March, 1999                                 $40,500,000
             June, 1999                                  $42,000,000
             September, 1999                             $42,000,000
             December, 1999                              $43,000,000
             March, 2000                                 $45,500,000
             June, 2000                                  $47,500,000
             September, 2000                             $48,500,000
             December, 2000                              $50,000,000
             March, 2001                                 $52,000,000
             June, 2001                                  $53,500,000
             September, 2001                             $54,500,000
             December, 2001 and thereafter               $56,500,000

              9.10 Limitation on Modifications of Indebtedness and Payments of Indebtedness: Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc. Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to (i) amend or modify, or permit the amendment or modification of, any provision of the Existing Indebtedness, the Senior Notes, the Senior Note Indenture, any Tax Allocation Agreement, the Monitoring Agreements, the EDS Agreement or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating thereto other than any amendments or modifications to the Existing Indebtedness which do not in any way adversely affect the interests of the Banks, (ii) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any Existing Indebtedness or the Senior Notes, or (iii) amend, modify or change its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or By-Laws, or any agreement entered into by it, with respect to its capital stock (including any Shareholders' Agreement), or enter into any new agreement with respect to its capital stock, other than any amendments, modifications or changes pursuant to this clause (iii) or any such new agreements pursuant to this clause (iii) which do not in any way materially adversely affect the interests of the Banks.

              9.11 Limitation on Certain Restrictions on Subsidiaries. Holdings and the Borrower will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Holdings or any Subsidiary of Holdings, or pay any Indebtedness owed to Holdings or a Subsidiary of Holdings, (b) make loans or advances to Holdings or any of Holdings' Subsidiaries or (c) transfer any of its properties or assets to Holdings, the Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower and (iv) customary provisions restricting assignment of any licensing agreement entered into by the Borrower or a Subsidiary of the Borrower in the ordinary course of business.

              9.12 Limitation on Issuance of Capital Stock. Holdings and the Borrower shall not issue, or permit any of their respective Subsidiaries to issue (i) any preferred stock or (ii) any redeemable common stock unless, in either case, all terms thereof are satisfactory to the Required Banks in their sole discretion, provided that (x)

Holdings may issue Qualified Capital Stock and (y) Subsidiaries formed after the Effective Date pursuant to Section 9.14 may issue capital stock to the Borrower or the Subsidiary of the Borrower which is to own such stock.

              9.13 Changes in Business. (a) The Borrower and its Subsidiaries will not engage in any business other than the business engaged in by them as of the Effective Date and activities directly related thereto, and businesses complementary to the business or similar or related businesses.

              (b) Holdings will engage in no business other than its ownership of the capital stock of the Borrower (except for activities associated with its rights and obligations pursuant to (x) the Monitoring Agreements and (y) as otherwise permitted by this Agreement).

              (c) NSL shall engage in no business other than the furnishing of services for the account of the Borrower in a manner consistent with the activities of NSL prior to the Effective Date. In addition, in no case shall NSL acquire any equity interests in any other Person.

              9.14 Limitation on Creation of Subsidiaries. Neither Holdings nor the Borrower shall, or shall permit any Subsidiary to, establish, create or acquire any additional Subsidiaries without the prior written consent of the Required Banks; provided that Holdings and its Wholly-Owned Subsidiaries shall be permitted to establish or create Subsidiaries to the extent otherwise permitted in this Agreement.

              SECTION 10. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

              10.01 Payments. The Borrower shall (i) default in the payment when due of any principal of any Revolving Loan or any Revolving Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any Unpaid Drawings or interest on any Revolving Loan or Revolving Note, or any Fees or any other amounts owing hereunder or thereunder; or

              10.02 Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

              10.03 Covenants. Holdings or the Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in

Section 8.01(g)(i), 8.08, 8.12, Section 9 or Section 13.18 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to the Borrower by the Agent or any Bank; or

              10.04 Default Under Other Agreements. Holdings, the Borrower or any of their respective Subsidiaries shall (i) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or
(iii) any Indebtedness (other than the Obligations) of Holdings, the Borrower or any of their respective Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that (x) it shall not be a Default or Event of Default under this Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) through (iii), inclusive, is at least $5,000,000; or

              10.05 Bankruptcy, etc. Holdings, the Borrower or any of their respective Subsidiaries shall commence a voluntary case concerning itself under Title II of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Holdings, the Borrower or any of their respective Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings, the Borrower or any of their respective Subsidiaries, or Holdings, the Borrower or any of their respective Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings, the Borrower or any of their respective Subsidiaries, or there is commenced against Holdings, the Borrower or any of their respective Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or Holdings, the Borrower or any of their respective Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings, the Borrower or any of their respective Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings, the Borrower or any of their respective Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by Holdings, the Borrower or any of their respective Subsidiaries for the purpose of effecting any of the foregoing; or

              10.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under
Section 412 of the Code, any Plan shall have had or, in the reasonable opinion of the Required Banks, is reasonably expected to have a trustee appointed to administer such Plan, any Plan is, shall have been or is reasonably expected to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made to a Plan has not been made, Holdings, the Borrower or any of their respective Subsidiaries or any ERISA Affiliate has incurred or is reasonably expected to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
Section 401(a)(29), 4971, 4975 or 4980 of the Code, or Holdings, the Borrower or any of their respective Subsidiaries has incurred or is reasonably expected to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(l) of ERISA) which provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA); (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and in each case in clauses (a) and (b) above, such lien, security interest or liability, in the reasonable opinion of the Required Banks, will have a material adverse effect upon the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower or of Holdings and its Subsidiaries taken as a whole; or

              10.07  Security Documents.   At any time after the execution and
delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease in any material respect to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.01), and subject to no other Liens (except as permitted by Section 9.01), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and such default shall continue beyond any grace period specifically applicable thereto pursuant to the terms of such Security Document; or

              10.08 Holdings Guaranty. The Holdings Guaranty or any provision thereof shall cease to be in full force or effect, or Holdings or any Person acting by or on behalf of Holdings shall deny or disaffirm Holdings' obligations under the Holdings Guaranty, or Holdings shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Holdings Guaranty; or

              10.09 Judgments. One or more judgments or decrees shall be entered against Holdings, the Borrower or any of their respective Subsidiaries involving in the aggregate for Holdings, the Borrower and their respective Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments exceeds $5,000,000; or

              10.10  Change of Control. A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent, upon the written request of the Required Banks, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Agent, any Bank or the holder of any Revolving Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Agent to the Borrower as specified in clauses (i) and
(ii) below shall occur automatically without the giving of any such notice):
(i) declare the Total Revolving Loan Commitment terminated, whereupon the Revolving Loan Commitments of each Bank shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Revolving Loans and the Revolving Notes and all Obligations owing hereunder (including Unpaid Drawings) and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit, which may be terminated, in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; and
(vi) apply any cash collateral as provided in Section 4.02(b).

              SECTION 11. Definitions and Accounting Terms.

              11.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

              "Account Component" shall have the meaning provided in the definition of Borrowing Base.

              "Adjusted Certificate of Deposit Rate" shall mean, on any day, the sum (rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing (x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates," published weekly on Form H.15 as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by the Agent on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by the Agent, by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit of a member bank of the Federal Reserve System in excess of $100,000 (including, without limitation, any marginal, emergency, supplemental, special or other reserves), plus (2) the then daily net annual assessment rate as estimated by the Agent for determining the current annual assessment payable by the Agent to the Federal Deposit Insurance Corporation for insuring three-month certificates of deposit.

              "Adjusted Percentage" shall mean (x) at a time when no Bank Default exists, for each Bank, such Bank's Percentage and (y) at a time when a Bank Default exists (i) for each Bank that is a Defaulting Bank, zero and (ii) for each Bank that is a Non-Defaulting Bank, the percentage determined by dividing such Bank's Revolving Loan Commitment at such time by the Adjusted Total Revolving Loan Commitment at such time, it being understood that all references herein to Revolving Loan Commitments and the Adjusted Total Revolving Loan Commitment at a time when the Total Revolving Loan Commitment or Adjusted Total Revolving Loan Commitment, as the case may be, has been terminated shall be references to the Revolving Loan Commitments or Adjusted Total Revolving Loan Commitment, as the case may be, in effect immediately prior to such termination, provided that (A) no Bank's Adjusted Percentage shall change upon the occurrence of a Bank Default from that in effect immediately prior to such Bank Default if after giving effect to such Bank Default, and any repayment of Revolving Loans at such time pursuant to Section 4.02(a) or otherwise, the sum of (i) the aggregate outstanding principal amount of Revolving Loans of all Non-Defaulting Banks plus (ii) the Letter of Credit Outstandings, exceed the Adjusted Total Revolving Loan Commitment; (B) the changes to the Adjusted Percentage that would have become effective upon the occurrence of a Bank Default but that did not become effective as a result of the preceding clause (A) shall become effective after the occurrence of the relevant Bank Default to the extent the sum of (i) the aggregate outstanding principal amount of the Revolving Loans of all Non-Defaulting Banks plus (ii) the Letter of Credit Outstandings is equal to or less than the Adjusted Total Revolving Loan Commitment; and (C) if (i) a Non-Defaulting Bank's Adjusted Percentage is changed pursuant to the preceding clause (B) and (ii) any repayment of such Bank's Revolving Loans, or of Unpaid Drawings with respect to Letters of Credit, that were made during the period commencing after the date of the relevant Bank Default and ending on the date of such change to its Adjusted Percentage must be returned to the Borrower as a preferential or similar payment in any bankruptcy or similar proceeding of the Borrower, then the change to such Non-Defaulting Bank's Adjusted Percentage effected pursuant to said clause (B) shall be reduced to that positive change, if any, as would have been made to its Adjusted Percentage if (x) such repayments had not been made and (y) the maximum change to its Adjusted Percentage would have resulted in the sum of the outstanding principal of Revolving Loans made by such Bank plus such Bank's new Adjusted Percentage of the outstanding principal amount of Letter of Credit Outstandings equalling such Bank's Revolving Loan Commitment at such time.

              "Adjusted Total Revolving Loan Commitment" shall mean at any time the Total Revolving Loan Commitment less the aggregate Revolving Loan Commitments of all Defaulting Banks.

              "Affiliate" shall mean, with respect to any Person, any other Person (including, for purposes of Section 9.06 only, all directors, officers and partners of such Person) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of Section 9.06, an Affiliate of Holdings shall include any Person that directly or indirectly owns more than 5% of any class of the capital stock of Holdings and any officer or director of Holdings or any such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

              "Agent" shall mean Bankers Trust Company, in its capacity as Agent for the Banks hereunder, and shall include any successor to the Agent appointed pursuant to Section 12.09.

              "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated, extended, renewed or replaced from time to time.

              "Anticipated Reinvestment Amount" shall mean, with respect to any Reinvestment Election, the amount specified in the Reinvestment Notice delivered by the Borrower in connection therewith as the amount that the Borrower intends to use to purchase, construct or otherwise acquire Reinvestment Assets.

              "Applicable Margin" shall mean a percentage per annum equal to
(x) in the case of Base Rate Loans, 1.25% and (y) in the case of Eurodollar Loans, 2.50%.

              "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit L (appropriately completed).

              "Authorized Officer" of any Credit Party shall mean any of the Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary, any Assistant Secretary, any Assistant Treasurer or the Controller of such Credit Party or any other officer of such Credit Party which is designated in writing to the Agent, BTCo and the Issuing Bank by any of the foregoing officers of such Credit Party as being authorized to give such notices under this Agreement.

              "Bank" shall mean each financial institution listed on Schedule I, as well as any Person which becomes a "Bank" hereunder pursuant to Section 13.04(b).

              "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 2.03(c) or (ii) a Bank having notified in writing the Borrower and/or the Agent that it does not intend to comply with its obligations under Section 1.01 or Section 2, in the case of either clause (i) or (ii) as a result of any takeover of such Bank by any regulatory authority or agency.

              "Bankruptcy Code" shall have the meaning provided in Section
10.05.

              "Base Rate" at any time shall mean the higher of (i) 1/2 of 1% in excess of the Adjusted Certificate of Deposit Rate and (ii) the Prime Lending Rate.

              "Base Rate Loan" shall mean each Revolving Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

              "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

              "Borrowing" shall mean the borrowing of one Type of Revolving Loan from all the Banks on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

              "Borrowing Base" shall mean, as of the time any determination thereof is to be made, the lesser of (A) the sum of (a) 85% of Eligible Receivables (the "Account Component") plus (b) 50% of Unbilled Revenue (the "Unbilled Component"), each as reported in the most recent Borrowing Base Certificate delivered to the Agent pursuant to Section 8.01(k), provided that the Unbilled Component shall not exceed an amount equal to 35% of the sum of the Account Component plus the Unbilled Component and, if at any time of determination, the Unbilled Component exceeds an amount equal to 35% of such sum, the term "Borrowing Base" shall mean, as of such date of determination, the quotient obtained by dividing the Account Component by.65, and (B) 80% of the book value of the accounts receivable at such time of the Borrower and its Subsidiaries.

              "Borrowing Base Certificate" shall have the meaning provided in
Section 8.01(k).

              "Borrowing Base Deficiency" shall mean, at any time, the amount, if any, by which the sum of the aggregate principal amount of Revolving Loans then outstanding plus the Letter of Credit Outstandings at such time exceeds the Borrowing Base then in effect.

              "BTCo" shall mean Bankers Trust Company in its individual capacity.

              "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

              "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles) and the amount of Capitalized Lease Obligations incurred by such Person.

              "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

              "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof, the District of Columbia or any foreign jurisdiction having capital, surplus and undivided profits aggregating in excess of $200,000,000, with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause
(i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Rating Group or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than one year after the date of acquisition by such Person, (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above and (vi) deposit accounts maintained in the ordinary course of business not in excess of $100,000 at any single institution.

              "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Section 9601 et seq.

              "Change of Control" shall mean (i) Holdings shall at any time cease to own 100% of the capital stock of the Borrower; (ii) at any time, and for any reason whatsoever, (x) HM Group shall not have the right to elect, or shall for any reason not have elected, a majority of the directors of Holdings or (y) HM Group shall own less than a majority of the outstanding common stock of Holdings, provided that a failure to meet the foregoing test set forth in this sub-clause (y) shall not constitute a "Change of Control" if, and only if, at all times when the foregoing test is not met each of the following two tests are met: (1) HM Group shall own at least 15% of the outstanding common stock of Holdings and (2) HM Group shall own at least 75% of the number of shares (adjusted for stock splits, stock dividends and other similar events on an equitable basis) of common stock of Holdings that it owned on the Initial Borrowing Date and after giving effect thereto; or (iii) at any time a "Change of Control" under and as defined in the Senior Note Indenture shall have occurred.

              "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provision of the Code, amendatory thereof, supplemental thereto or substituted therefor.

              "Collateral" shall mean all property with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral and all cash and Cash Equivalents delivered as collateral pursuant to Section 4.02 or 10 hereof.

              "Collateral Agent" shall mean the Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

              "Collective Bargaining Agreements" shall have the meaning provided in Section 5.05.

              "Commitment Commission" shall have the meaning provided in
Section 3.01 (a).

              "Consolidated EBIT" shall mean, for any period, the Consolidated Net Income of Holdings and its Consolidated Subsidiaries, before interest expense and provision for taxes and without giving effect to any extraordinary gains or losses or gains or losses from sales of assets other than inventory sold in the ordinary course of business.

              "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by adding thereto the amount of all amortization of intangibles and depreciation that were deducted in arriving at Consolidated EBIT for such period.

              "Consolidated Interest Coverage Ratio" for any period shall mean the ratio of Consolidated EBITDA to Consolidated Net Cash Interest Expense for such period.

              "Consolidated Net Cash Interest Expense" shall mean, for any period, without duplication, total cash interest expense (including that attributable to Capitalized Lease Obligations in accordance with GAAP) of Holdings and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Holdings and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges paid with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Protection Agreements, but excluding the amortization of any deferred financing costs incurred in connection with this Agreement net of the total consolidated cash interest income of Holdings and its Consolidated Subsidiaries for such period.

              "Consolidated Net Income" shall mean, for any period, the consolidated net after tax income of Holdings and its Consolidated Subsidiaries determined in accordance with GAAP; provided that for purposes of this definition, the net after tax income of any Subsidiary of the Borrower that is not a Wholly-Owned Subsidiary of the Borrower shall be included in Consolidated Net Income in an amount equal to the percentage equity ownership (direct or indirect) of the Borrower in such non-Wholly-Owned Subsidiary multiplied by the net after tax income of such non-Wholly-Owned Subsidiary.

              "Consolidated Subsidiaries" shall mean, as to any Person, all Subsidiaries of such Person which are consolidated with such Person for financial reporting purposes. Notwithstanding anything to the contrary contained in this Agreement (and except for purposes of the definition of Unrestricted Subsidiary), an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Borrower or any of its other Subsidiaries for purposes of this Agreement.

              "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

              "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Revolving Note and each Security Document.

              "Credit Event" shall mean the making of any Revolving Loan or the issuance of any Letter of Credit.

              "Credit Party" shall mean Holdings and the Borrower.

              "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

              "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

              "Disqualified Stock" shall mean any capital stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (i) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Final Maturity Date, or (ii) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (a) debt securities or (b) any capital stock referred to in (i) above, in each case at any time prior to the first anniversary of the Final Maturity Date.

              "Dividend" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

              "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

              "Drawing" shall have the meaning provided in Section 2.04(b).

              "EDS Agreement" shall mean the Agreement for Information Technology Services, dated as of November 11, 1994, between the Borrower and Electronic Data Systems Corporation, in the form delivered to the Banks on the Initial Borrowing Date and as the same may be amended from time to time in accordance with the terms hereof and thereof.

              "Effective Date" shall have the meaning provided in Section
13.10.

              "Eligible Receivables" shall mean the total face amount of the receivables of the Borrower and its Subsidiaries which conform to the representations and warranties contained in the Security Agreement (including, without limitation, that the Collateral Agent shall have and maintain a first priority perfected security interest in all such receivables), and at all times continue to be acceptable to the Collateral Agent in its reasonable judgment, less any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted or outstanding). Without limiting the generality of the foregoing, unless otherwise agreed by Agent the following are not Eligible Receivables:

              (a) receivables which, at the date of issuance of the respective invoice therefor, were payable more than sixty (60) days after the date of issuance of such invoice, provided that such receivables shall be included as eligible if approved in advance in writing by the Agent;

              (b) receivables which remain unpaid for more than ninety (90) days after the original invoice date;

              (c) receivables due from an account debtor whose principal place of business is located outside the United States of America unless such receivable is backed by an irrevocable letter of credit which has been issued or confirmed by a financial institution satisfactory to the Agent and which has been delivered to Agent as additional collateral under the Security Documents for payment of such receivable, together with such other documentation as may be reasonably requested by the Agent;

              (d) receivables due from an account debtor that the Agent has notified (in writing) the Borrower has an unsatisfactory credit standing (as determined in the sole and reasonable credit judgment of Agent) to the extent such receivables (or portions thereof) have been created or renewed after such notification;

              (e) receivables with respect to which the account debtor is the United States of America or any department, agency or instrumentality thereof unless the Borrower has, with respect to such receivables, complied with the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727);

              (f) receivables with respect to which the account debtor is an Affiliate of the Borrower or a director, officer, agent, stockholder or employee of the Borrower or any of its Affiliates;

              (g) receivables due from an account debtor if more than twenty percent (20%) of the aggregate face amount of the receivables of such account debtor have at any time remained unpaid for more than ninety
       (90) days after the original invoice date;

              (h) receivables with respect to which there is any unresolved dispute with the respective account debtor (but only to the extent of such dispute);

              (i) receivables evidenced by an instrument (as defined in Article 9 of the UCC) not in the possession of the Agent;

                 (j) receivables with respect to which the Agent does not have a valid, first priority and fully perfected security interest in or Lien (subject to Permitted Liens) on such receivables or the receivables do not otherwise conform to the representations and warranties contained in the Security Agreement or the other Credit Documents, except that the value of any receivable shall be reduced by the amount of any obligations secured by Permitted Liens which are prior to the Lien in favor of the Collateral Agent;

                 (k) receivables with respect to which the account debtor is the subject of any bankruptcy or other insolvency proceeding; provided that such receivables shall not be excluded if approved in advance in writing by the Agent;

                 (l) receivables due from an account debtor to the extent that such receivables exceed in the aggregate an amount equal to twenty percent (20%) of the aggregate of all receivables at said date (but only to the extent of such excess);

                 (m) receivables with respect to which the account debtor's obligation to pay is conditional or subject to a repurchase obligation or right to return, including bill and hold sales, guarantied sales, sale or return transactions, sales on approval or consignment sales; and

                 (n) receivables with respect to which the account debtor is located in New Jersey, Minnesota, or any other state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing, unless the Borrower has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year.

                 "Eligible Transferee" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in Regulation D of the Securities Act).

                 "Employee Benefit Plans" shall have the meaning provided in
Section 5.05.

                 "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such

Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

                 "Environmental Law" means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on Holdings, the Borrower or any of their respective Subsidiaries, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C.
Section 2601 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 et @.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq., the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                 "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Holdings or any Subsidiary of Holdings would be deemed to be a "single employer" (i) within the meaning of
Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of Holdings or a Subsidiary of Holdings being or having been a general partner of such person.

                 "Eurodollar Loan" shall mean each Revolving Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

                 "Eurodollar Rate" shall mean (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by BTCo for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of BTCo with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded off to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

                 "Event of Default" shall have the meaning provided in Section
10.

                 "Existing Credit Agreement" shall mean the Credit Agreement, dated as of May 5, 1993, among the Borrower, certain lenders named therein and Heller Financial, Inc., as agent, as the same has been amended, modified or supplemented through the Initial Borrowing Date.

                 "Existing Debt Agreements" shall have the meaning provided in
Section 5.05.

                 "Existing Indebtedness" shall have the meaning provided in
Section 7.2 1.

                 "Facing Fee" shall have the meaning provided in Section
3.01(c).

                 "Federal Funds Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

                 "Fees" shall mean all amounts payable pursuant to or referred to in Section 3.01.

                 "Final Maturity Date" shall mean January 31_, 2002.

                 "Fiscal Year" shall mean any fiscal year of Holdings or the Borrower, as the case may be.

                 "GAAP" shall have the meaning provided in Section 13.07(a).

                 "Guaranteed Obligations" shall mean all obligations of the Borrower (i) to each Bank for the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each Revolving Note issued by the Borrower to such Bank, and Revolving Loans made, under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations and liabilities (including, without limitation, indemnities, Fees and interest thereon) of the Borrower to such Bank now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in the Credit Documents by the Borrower and (ii) to each Bank and each Affiliate of a Bank which enters into an Interest Rate Protection Agreement and/or Other Hedging Agreement with the Borrower, which by its express terms are entitled to the benefit of the Holdings Guaranty pursuant to Section 14 with the written consent of the Holdings, the full and prompt payment when due (whether by acceleration or otherwise) of all obligations of the Borrower owing, under any such Interest Rate Protection Agreement and/or Other Hedging Agreement, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

                 "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority under Environmental Laws.

                 "HM Group" shall mean, collectively, (i) Hicks, Muse, Tate & Furst Incorporated and its Affiliates (including, without limitation, HMEF),
(ii) so long as Hicks, Muse, Tate & Furst Incorporated and its Affiliates possess sole voting right with respect to the capital stock held by each such individual, such individuals who are or were employees, officers, directors or partners of Hicks, Muse, Tate & Furst

Incorporated or such Affiliate and the family members of such individuals or trusts created for the sole benefit of such family members and (iii) so long as Hicks, Muse, Tate & Furst Incorporated and its Affiliates possess sole voting right with respect to the capital stock held by each such Person, any Person not otherwise described by clause (i) and (ii) above, provided that the aggregate number of shares held by all such Persons in accordance with this clause (iii) at any time shall not exceed 5.0% of the aggregate number of shares held by the Persons described in clause (i) and (ii) above at such time.

                 "HMEF" shall mean Hicks, Muse, Tate & Furst Equity Fund I, L.P., a Delaware limited partnership.

                 "Holdings" shall have the meaning provided in the first paragraph of this Agreement.

                 "Holdings Common Stock" shall mean the voting common stock of Holdings, $.0l par value per share.

                 "Holdings Guaranty" shall mean the guaranty issued pursuant to
Section 14 herein.

                 "Holdings Tax Allocation Agreement" shall mean the Tax Sharing Agreement, dated May 5, 1993, among Holdings, the Borrower and certain Subsidiaries of Holdings noted on the signature pages thereto, in the form delivered to the Banks on the Initial Borrowing Date.

                 "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (to the extent of the value of the respective property), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e.., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person and (vii) all obligations under any Interest Rate Protection Agreement and Other Hedging Agreements or under any similar type of agreement.

                 "Initial Borrowing Date" shall mean the date occurring on or after the Effective Date on which the initial Borrowing of Revolving Loans hereunder occurs.

                 "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

                 "Interest Period" shall have the meaning provided in Section 1.09.

                 "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

                 "Issuing Bank" shall mean BTCo and any Bank which at the request of the Borrower and with the consent of the Agent agrees, in such Bank's sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2. The sole Issuing Bank on the Initial Borrowing Date is BTCo.

                 "L/C Supportable Obligations" shall mean (i) obligations of the Borrower or its Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of the Borrower or any of its Subsidiaries as are reasonably acceptable to the respective Issuing Bank and otherwise permitted to exist pursuant to the terms of this Agreement.

                 "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

                 "Letter of Credit" shall have the meaning provided in Section 2.01(a).

                 "Letter of Credit Fee" shall have the meaning provided in
Section 3.01 (b).

                 "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit and
(ii) the amount of all Unpaid Drawings.

                 "Letter of Credit Request" shall have the meaning provided in
Section 2.02(a).

                 "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

                 "Management Agreements" shall have the meaning provided in
Section 5.05.

                 "Margin Stock" shall have the meaning provided in Regulation
U.

                 "Meredith Note" shall mean the promissory note, dated June 26, 1991, in the original principal amount of $7,000,000 executed by NBD and payable to the order of Meredith Corporation.

                 "Monitoring Agreements" shall mean, collectively, (i) the Financial Advisory Agreement, dated as of August 22, 1990, by and among the Borrower, Holdings and Hicks, Muse & Co. Incorporated and (ii) the Financial Advisory Agreement, dated as of August 20, 1990, by and among the Borrower, Holdings and Wand/Neodata Investments, L.P., in each case as in effect on the Initial Borrowing Date and as amended, modified or supplemented from time to time in accordance with the terms thereof and hereof.

                 "NBD" shall mean Neodata Books/Distribution Holdings, Inc., a Delaware corporation, which was merged with and into Holdings, with Holdings the surviving corporation of such merger.

                 "Net Sale Proceeds" shall mean for any sale of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale of assets, net of reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions and reasonable legal, advisory and other fees and expenses, including title and recording expenses, associated therewith) and payments of unassumed liabilities relating to the assets sold at the time of, or within 30 days after, the date of such sale, the amount of such gross cash proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Banks pursuant to this Agreement) which is secured by the respective assets which were sold, and the estimated marginal increase in income taxes which will be payable by Holdings' consolidated group with respect to the fiscal year in which the sale occurs as a result of such sale; but excluding any portion of any such gross cash proceeds which Holdings determines in good faith should be reserved for post-closing adjustments (to the extent Holdings delivers to the Banks a certificate signed by its chief financial officer, controller or chief accounting officer as to such determination), it being understood and agreed that on the day that all such post-closing adjustments have been determined, (which shall not be later than six months following the date of the respective asset sale), the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post-closing adjustments payable by Holdings or any of its Subsidiaries shall constitute Net Sale Proceeds on such date received by Holdings and/or any of its Subsidiaries from such sale, lease, transfer or other disposition.

                 "Non-Defaulting Bank" shall mean and include each Bank other than a Defaulting Bank.

                 "Notice of Borrowing" shall have the meaning provided in
Section 1.03 (a).

                 "Notice of Conversion" shall have the meaning provided in
Section 1.06.

                 "Notice Office" shall mean the office of the Agent located at 130 Liberty Street, New York, New York 10006, Attention: Jennifer Quinn, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

                 "NSL" shall mean Neodata Services Limited, a corporation organized under the laws of Ireland.

                 "Obligations" shall mean all amounts owing to the Agent, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

                 "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

                 "Participant" shall have the meaning provided in Section
2.03(a).

                 "Payment Office" shall mean the office of the Agent located at One Bankers Trust Plaza, New York, New York 10006, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

                 "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                 "Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if the Percentage of any Bank is to be determined after the Total Revolving Loan Commitment has been terminated, then the Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

                 "Permitted Liens" shall have the meaning provided in Section 9.01.

                 "Permitted Section 9.02(vii) Acquisition" shall have the meaning provided in Section 9.02(vii).

                 "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                 "Plan" shall mean any pension plan, as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of), Holdings or a Subsidiary of Holdings or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which Holdings, a Subsidiary of Holdings or an ERISA Affiliate maintained, contributed or had an obligation to contribute to such plan.

                 "Pledge Agreement" shall have the meaning provided in Section 5.08.

                 "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

                 "Pledged Stock" shall mean "Pledged Stock" as defined in the Pledge Agreement.

                 "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

                 "Projections" shall have the meaning provided in Section
7.05(d).

                 "Qualified Capital Stock" of any Person shall mean any capital stock of such Person which is not Disqualified Stock.

                 "Quarterly Payment Date" shall mean the last Business Day of each March, June, September and December occurring after the Initial Borrowing Date.

                 "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. Section 6901 et seq.

                 "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

                 "Recovery Event" shall mean the receipt by Holdings or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable
(i) by reason of theft, loss, physical destruction or damage or any other similar event with respect to any property or assets of the Borrower or any of its Subsidiaries and (ii) under any policy of insurance required to be maintained under Section 8.03.

                 "Register" shall have the meaning provided in Section 13.17.

                 "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                 "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                 "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                 "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                 "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                 "Reinvestment Assets" shall mean any assets to be employed in the business of the Borrower and its Subsidiaries in compliance with this Agreement.

                 "Reinvestment Election" shall have the meaning provided in
Section 3.03(b).

                 "Reinvestment Notice" shall mean a written notice signed by an Authorized Officer of the Borrower stating that the Borrower, in good faith, intends and expects to use all or a specified portion of Net Sale Proceeds of asset sales to purchase, construct or otherwise acquire Reinvestment Assets.

                 "Reinvestment Reduction Amount" shall mean, with respect to any Reinvestment Election, the amount, if any, on the Reinvestment Reduction Date relating thereto by which (a) the Anticipated Reinvestment Amount in respect of such Reinvestment Election exceeds (b) the aggregate amount thereof expended by the Borrower and its Subsidiaries to acquire Reinvestment Assets.

                 "Reinvestment Reduction Date" shall mean, with respect to any Reinvestment Election, the earliest of (i) the date, if any, upon which the Agent, on behalf of the Required Banks, shall have delivered a written termination notice to the Borrower, provided that such notice may only be given while an Event of Default exists, (ii) the date occurring one year after such Reinvestment Election and (iii) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, proceed with the purchase, construction or other acquisition of Reinvestment Assets with the related Anticipated Reinvestment Amount.

                 "Related Business" shall mean the outsourced product and management support services business conducted by the Borrower and its Subsidiaries (or, if the reference is to an Unrestricted Subsidiary, by such Unrestricted Subsidiary) and any and all related businesses in support of and ancillary to or reasonably related to such outsourced product and management support services business.

                 "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

                 "Replaced Bank" shall have the meaning provided in Section
1.13.

                 "Replacement Bank" shall have the meaning provided in Section 1.13.

                 "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection.22,.23,.25,.27, or.28 of PBGC Regulation Section 4043.

                 "Required Banks" shall mean Non-Defaulting Banks, the sum of whose Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and Adjusted Percentage of Letter of Credit Outstandings) represent an amount greater than 50% of the Adjusted Total Revolving Loan Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans of NonDefaulting Banks and the aggregate Adjusted Percentages of all Non-Defaulting Banks of the total outstanding Letter of Credit Outstandings at such time).

                 "Returns" shall have the meaning provided in Section 7.09.

                 "Revolving Loan" shall have the meaning provided in Section
1.01.

                 "Revolving Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I hereto directly below the column entitled "Revolving Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to
Section 1.13 or 13.04(b).

                 "Revolving Note" shall have the meaning provided in Section 1.05(a).

                 "SEC" shall have the meaning provided in Section 8.01(h).

                 "Section 4.04(b)(iii) Certificate" shall have the meaning provided in Section 4.04(b)(iii).

                 "Secured Creditors" shall have the meaning assigned that term in the Security Documents.

                 "Securities Act" shall mean the Securities Act of 1933, as amended.

                 "Security Agreement" shall have the meaning provided in
Section 5.09.

                 "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

                 "Security Document" shall mean the Pledge Agreement and Security Agreement.

                 "Senior Note Indenture" shall mean the Indenture, dated as of May 5, 1993, between the Borrower and Ameritrust Texas National Association, as trustee thereunder, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof and hereof.

                 "Senior Notes" shall mean the Borrower's 12% Senior Deferred Coupon Notes due 2003, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof and hereof.

                 "Shareholders' Agreements" shall have the meaning provided in
Section 5.05.

                 "Specified Properties" shall mean the Borrower's facilities currently located at (x) 833 West South Boulder Road, Louisville, Colorado 80027 and (y) 200 Eighth Street, N.W., Clarion, Iowa 50525.

                 "Standby Letter of Credit" shall have the meaning provided in
Section 2.01 (a).

                 "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

                 "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. Notwithstanding the foregoing (and except for purposes of the definition of Unrestricted Subsidiary contained herein) an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Borrower or any of its other Subsidiaries for purposes of this Agreement.

                 "Syndication Date" shall mean that date upon which the Agent determines in its sole discretion (and notifies the Borrower) that the primary syndication (and resultant addition of institutions as Banks pursuant to Section 13.04) has been completed.

                 "Tax Allocation Agreements" shall have the meaning provided in
Section 5.05.

                 "Taxes" shall have the meaning provided in Section 4.04(a).

                 "Test Period" shall mean, for any determination, the four consecutive fiscal quarters then last ended (taken as one accounting period).

                 "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Banks.

                 "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the then Total Revolving Loan Commitment, less (y) the sum of the aggregate principal amount of Revolving Loans plus the then aggregate amount of Letter of Credit Outstandings.

                 "Trade Letter of Credit" shall have the meaning provided in
Section 2.01 (a).

                 "Transaction" shall mean, collectively, (i) the repayment of all amounts owing under the Existing Credit Agreement, (ii) the incurrence of Revolving Loans hereunder on the Initial Borrowing Date and (iii) the payment of fees and expenses in connection with the foregoing.

                 "Type" shall mean the type of Revolving Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

                 "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

                 "Unbilled Component" shall have the meaning provided in the definition of Borrowing Base.

                 "Unbilled Revenue" shall mean, as at any date of determination thereof, the Dollar amount stated on the books of the Borrower in accordance with GAAP which

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is to be included on an invoice issued to a customer of the Borrower with respect to inventory sold and shipped or services performed in the ordinary course of business or the licensing of software in the ordinary course of business (including amounts representing reimbursable expenses), net of any prepayments (including customer prepayments of postage), credits, rebates or offsets owed by the Borrower to the respective customer and net of any commissions payable by the Borrower to third parties (other than commissions payable by the Borrower to salespersons employed by the Borrower).

                 "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated benefits under the Plan as of the close of its most recent plan year, determined in accordance with actuarial assumptions at such time consistent with Statement of Financial Accounting Standards No. 87, exceeds the fair market value of the assets allocable thereto.

                 "United States" and "U.S." shall each mean the United States of America.

                 "Unpaid Drawing" shall have the meaning provided for in
Section 2.04(a).

                 "Unrestricted Subsidiary" shall mean any Subsidiary of the Borrower that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Borrower, as provided below) provided that such Subsidiary does not and shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business. The Borrower may designate any Person to be an Unrestricted Subsidiary if (a) no Default or Event of Default is existing or will occur as a consequence thereof,
(b) either (x) such Subsidiary, at the time of designation thereof, has no assets (except assets which could be invested in such Unrestricted Subsidiary at the time of designation as described in the immediately succeeding sentence) or (y) such Subsidiary is designated an "Unrestricted Subsidiary" at the time of the acquisition thereof by the Borrower, in the case of Subsidiaries acquired after the Effective Date and (c) such Subsidiary does not own any equity interests in, or hold any Lien on any property of, the Borrower or any other Subsidiary (excluding other Unrestricted Subsidiaries). Any such designation shall also be deemed to constitute an investment pursuant to
Section 9.05(xiii) in an amount equal to the sum of the net assets (with assets other than cash and Cash Equivalents valued at fair market value) of such Subsidiary at the time of the designation (which investment must be permitted to be made in accordance with the requirements of Section 9.05(xiii)), unless the designation is made pursuant to clause (b)(y) of the first sentence of this definition, in which case the amount of consideration paid by the Borrower and its Subsidiaries to effect such acquisition shall be included as such an investment. The Borrower may designate any Unrestricted Subsidiary to be a Subsidiary, provided that no Default or Event of Default is existing or will occur as a consequence thereof. Each such designation shall be evidenced by filing with the Agent a certified copy of the resolution giving effect to such designation and an officers' certificate of an Authorized Officer certifying that such designation complied with the foregoing conditions.

                 "Unutilized Revolving Loan Commitment" with respect to any Bank, at any time, shall mean such Bank's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of Revolving Loans made by such Bank and (ii) such Bank's Adjusted Percentage of the Letter of Credit Outstandings in respect of Letters of Credit issued under this Agreement.

                 "Voting Stock" shall mean any class or classes of capital stock of Holdings pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of Holdings.

                 "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person,and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

                 SECTION 12. The Agent.

                 12.01 Appointment. Each Bank hereby irrevocably designates and appoints BTCo as Agent of such Bank (for purposes of this Section 12, the term "Agent" shall include BTCo in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Revolving Note by the acceptance of such Revolving Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

                 12.02 Nature of Duties. The Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. Neither the Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Revolving Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

                 12.03 Lack of Reliance on the Agent. Independently and without reliance upon the Agent, each Bank and the holder of each Revolving Note, to the extent it deems appropriate, has made and shall continue to make
(i) its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with the making and the continuance of the Revolving Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Holdings and its Subsidiaries and, except as expressly provided in this Agreement, the Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Revolving Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Revolving Loans or at any time or times thereafter. The Agent shall not be responsible to any Bank or the holder of any Revolving Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of Holdings and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of Holdings and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

                 12.04 Certain Rights of the Agent. If the Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Required Banks; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Revolving Note shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

                 12.05 Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon an writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Agent (which may be counsel for the Credit Parties).

                 12.06 Indemnification. To the extent the Agent is not reimbursed and indemnified by Holdings or any of its Subsidiaries, the Banks will reimburse and indemnify the Agent, in proportion to their respective "percentages" as used in determining the Required Banks, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

                 12.07 The Agent in its Individual Capacity. With respect to its obligation to make Revolving Loans under this Agreement; the Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Revolving Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if they were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

                 12.08 Holders. The Agent may deem and treat the payee of any Revolving Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Revolving Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Revolving Note or of any Revolving Note or Revolving Notes issued in exchange therefor.

                 12.09 Resignation by the Agent. (a) The Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrower and the Banks. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

                 (b) Upon any such notice of resignation, the Banks shall appoint a successor Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

                 (c) If a successor Agent shall not have been so appointed within such 15 Business Day period, the Agent, with the consent of the Borrower, shall then appoint a commercial bank or trust company with capital and surplus of not less than $500,000,000 as successor Agent who shall serve as Agent hereunder or thereunder until such time, if any, as the Banks appoint a successor Agent as provided above.

                 (d) If no successor Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Required Banks shall thereafter perform all the duties of the Agent hereunder and/or under any other Credit Document until such time, if any, as the Banks appoint a successor Agent as provided above.

                 SECTION 13. Miscellaneous.

                 13.01 Payment of Expenses. etc. The Borrower shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and disbursements of White & Case and local counsel) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Agent in connection with its syndication efforts with respect to this Agreement and of the Agent and, following and during the continuation of an Event of Default, each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agent and, following and during the continuation of an Event of Default, for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and
(iii) indemnify the Agent and each Bank, and each of their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Agent or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Revolving Loans hereunder or the consummation of any transactions contemplated herein (including, without limitation, the Transaction) or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by Holdings or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by Holdings or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against Holdings, any of its Subsidiaries or any Real Property owned or at any time operated by Holdings or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless the Agent or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

                 13.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to Holdings or any of its Subsidiaries or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of Holdings, the Borrower or any other Credit Party against and on account of the Obligations and liabilities of Holdings, the Borrower or such Credit Party to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                 13.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents; if to any Bank, at its address specified opposite its name on Schedule 11 below; and if to the Agent, at its Notice Office; or, as to any Credit Party or the Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Agent and the Borrower shall not be effective until received by the Agent or the Borrower, as the case may be.

                 13.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of the Banks and, provided further, that, although any Bank may transfer, assign or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Revolving Loan

Commitment hereunder except as provided in Section 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, provided further, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Revolving Loan, Revolving Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Final Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that waivers or modifications of conditions precedent, covenants, the Borrowing Base, Defaults or Events of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute a change in the terms of such participation, and that an increase in any Revolving Loan Commitment or Revolving Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Revolving Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

                 (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Revolving Loan Commitment (and related outstanding Obligations hereunder) to its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Revolving Loan Commitment (and related outstanding Obligations hereunder) to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, provided that, (i) at such time Schedule I shall be deemed modified to reflect the Revolving Loan Commitment of such new Bank and of the existing Banks, (ii) new Notes will be issued, at the Borrower's expense, to such new Bank and to the assigning Bank upon the request of such new Bank or assigning Bank, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Revolving Loan Commitment, (iii) the consent of BTCo shall be required in connection with any such assignment pursuant to clause (y) of this Section 13.04(b) (which consent shall not be unreasonably withheld) and (iv) the Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500 and, provided further, that such transfer or assignment will not be effective until recorded by the Agent on the Register pursuant to Section 13.17. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Revolving Loan Commitment. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall, to the extent legally entitled to do so, provide to the Borrower in the case of a Bank described in clause (ii) or (iv) of Section 4.04(b), the forms described in such clause (ii) or (iv), as the case may be. To the extent that an assignment of all or any portion of a Bank's Revolving Loan Commitment and related outstanding Obligations pursuant to
Section 1.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 1.1 1 or 4.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

                 (c) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Revolving Loans and Revolving Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

                 13.05 No Waiver, Remedies Cumulative. No failure or delay on the part of the Agent or any Bank or any holder of any Revolving Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Agent or any Bank or the holder of any Revolving Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Agent or any Bank or the holder of any Revolving Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the

Agent or any Bank or the holder of any Revolving Note to any other or further action in any circumstances without notice or demand.

                 13.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                 (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Revolving Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                 (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

                 13.07 Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks); provided that, except as otherwise specifically provided herein, all computations determining compliance with Sections 9.07 through 9.09, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered to the Banks pursuant to Section 7.05(a) (with the foregoing generally accepted accounting principles, subject to the preceding proviso, herein called "GAAP"). Notwithstanding anything to the contrary contained herein, all computations determining compliance with Sections 9.07 through 9.09, inclusive, including definitions used therein, shall treat Unrestricted Subsidiaries as if the same did not exist.

                 (b) All computations of interest and Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable.

                 13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM, WITH OFFICES ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019 AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH SUCH CREDIT PARTY AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE AGENT UNDER THIS AGREEMENT. EACH OF HOLDINGS AND THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY CREDIT PARTY AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH

MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT UNDER THIS AGREEMENT, ANY BANK OR THE HOLDER OF ANY REVOLVING NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

                 (B) EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                 (C) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                 13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Agent.

                 13.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which Holdings, the Borrower and each of the Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Agent at its Notice Office or, in the case of the Banks, shall have given to the Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it. The Agent will give the Borrower and each Bank prompt written notice of the occurrence of the Effective Date.

                 13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                 13.12 Amendment or Waiver: etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing-signed by the respective Credit Parties party thereto and the Required Banks, provided that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting
Bank) directly affected thereby, (i) extend the final scheduled maturity of any Revolving Loan or Revolving Note or extend the stated maturity of any Letter of Credit beyond the Final Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates), or reduce the principal amount thereof (except to the extent repaid in cash), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this Section 13.12, (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Revolving Loan Commitments are included on the Effective Date) or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (w) increase the Revolving Loan Commitment of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, the Borrowing Base, Defaults or Events of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute an increase of the Revolving Loan Commitment of any Bank, and that an increase in the available portion of any Revolving Loan Commitment of any Bank shall not constitute an increase in the Revolving Loan Commitment of such Bank), (x) without the consent of BTCo and any other Issuing Bank, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit issued by it, (y) without the consent the Agent, amend, modify or waive any provision of Section 12 or any other provision as same relates to the rights or obligations of the Agent, or (z) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

                 (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Banks whose individual consent is required are treated as described in either clause (A) or (B) below, to either
(A) replace each such non-consenting Bank or Banks with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Revolving Loan Commitment and repay all outstanding Revolving Loans of such Bank in accordance with Sections 3.02(b) and/or 4.01(v), provided that, unless the Revolving Loan Commitments are terminated, and Revolving Loans repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Revolving Loan Commitments and/or outstanding Revolving Loans of existing Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Banks (determined before giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Borrower shall not have the right to replace a Bank, terminate its Revolving Loan Commitment or repay its Revolving Loans solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 13.12(a).

                 13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.05, 4.04, 12.06 and 13.01 shall, subject to Section 13.15 (to the extent applicable), survive the execution, delivery and termination of this Agreement and the Revolving Notes and the making and repayment of the Revolving Loans.

                 13.14 Domicile of Loans. Each Bank may transfer and carry its Revolving Loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Revolving Loans pursuant to this
Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.05 or 4.04 from those being charged by the respective Bank prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

                 13.15 Limitation on Additional Amounts, etc. Notwithstanding anything to the contrary contained in Section 1.10, 1.11,
2.05 or 4.04 of this Agreement, unless a Bank gives notice to the Borrower that it is obligated to pay an amount under any such Section within one year after the later of (x) the date the Bank incurs the respec-tive increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (y) the date such Bank has actual knowledge of its incurrence of the respective increased costs, Taxes, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Bank shall only be entitled to be compensated for such amount by the Borrower pursuant to said Section 1.10, 1.11 1, 2.05 or 4.04, as the case may be, to the extent the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs one year prior to such Bank giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to said Section 1.10, 1.11, 2.05 or 4.04, as the case may be. This Section 13.15 shall have no applicability to any Section of this Agreement other than said Sections 1.10, 1.11, 2.05 and 4.04.

                 13.16 Confidentiality. (a) Subject to the provisions of clause (b) of this Section 13.16, each Bank agrees that it will use its best efforts not to disclose without the prior consent of Holdings or the Borrower (other than to its employees, auditors, advisors or counsel or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Bank) any information with respect to Holdings or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by Holdings to the Banks in writing as confidential, provided that any Bank may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena-or in connection with any litigation,
(d) in order to comply with any law, order, regulation or ruling applicable to such Bank, (e) to the Agent or the Collateral Agent and (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Revolving Notes or Revolving Loan Commitment or any interest therein by such Bank, provided, that such prospective transferee agrees to be bound by the provisions of this Section 13.16.

                 (b) Each of Holdings and the Borrower hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to Holdings or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of Holdings and its Subsidiaries, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Bank).

                 13.17 Register. The Borrower hereby designates the Agent to serve as the Borrower's agent, solely for purposes of this Section 13.17, to maintain a register (the "Register") on which it will record the Revolving Loan Commitments from time to time of each of the Banks, the Revolving Loans made by each of the Banks and each repayment in respect of the principal amount of the Revolving Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Revolving Loans. With respect to any Bank, the transfer of the Revolving Loan Commitment of such Bank and the rights to the principal of, and interest on, any Revolving Loan made pursuant to such Revolving Loan Commitment shall not be effective until such transfer is recorded on the Register maintained by the Agent with respect to ownership of such Revolving Loan Commitment and Revolving Loans and prior to such recordation all amounts owing to the transferor with respect to such Revolving Loan Commitment and Revolving Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Revolving Loan Commitment and Revolving Loans shall be recorded by the Agent on the Register only upon the acceptance by the Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Agent for acceptance and registration of assignment or transfer of all or part of a Revolving Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Revolving Note evidencing such Revolving Loan, and thereupon one or more new Revolving Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this Section 13.17.

                 13.18 Post-Closing-Actions. Holdings hereby acknowledges that it has failed to deliver the Pledged Stock to the Collateral Agent on the Initial Borrowing Date as required by Section 5.08 and agrees that it will take all necessary action to deliver the Pledged Stock, together with executed and undated stock powers, to the Collateral Agent no later than five Business Days after the Initial Borrowing Date. Holdings further agrees that failure to deliver such Pledged Stock within the period of time specified above shall constitute an Event of Default.

                 SECTION 14. Holdings Guaranty.

                 14.01 The Holdings Guaranty. In order to induce the Banks to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by Holdings from the proceeds of the Revolving Loans and the issuance of the Letters of Credit and to induce the Banks or any of their respective Affiliates to enter into Interest Rate Protection and Other Hedging Agreements, Holdings hereby agrees with the Banks as follows: Holdings hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all of the Guaranteed Obligations of the Borrower to the Secured Creditors. If any or all of the Guaranteed Obligations of the Borrower to the Secured Creditors becomes due and payable hereunder, Holdings unconditionally promises to pay such indebtedness to the Secured Creditors, on order, or demand, together with any and all reasonable expenses which may be incurred by the Agent or the Secured Creditors in collecting any of the Guaranteed Obligations.

                 14.02 Bankruptcy. Additionally, Holdings unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations of the Borrower to the Secured Creditors whether or not then due or payable by the Borrower upon the occurrence in respect of the Borrower of any of the events specified in Section 10.05, and unconditionally and irrevocably promises to pay such Guaranteed Obligations to the Secured Creditors, on order, or demand, in lawful money of the United States.

                 14.03 Nature of Liability. (a) The liability of Holdings hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrower whether executed by Holdings, any other Guarantor or by any other party, and the liability of Holdings hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Agent or the Secured Creditors on the indebtedness which the Agent or such Secured Creditors repay the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Holdings waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

                 (b) If claim is ever made upon any Secured Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event Holdings agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Holdings, notwithstanding any revocation hereof or other instrument evidencing any liability of the Borrower, and Holdings shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

                 14.04 Independent Obligation. The obligations of Holdings hereunder are independent of the obligations of any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against Holdings whether or not action is brought against any other guarantor or the Borrower and whether or not any other guarantor or the Borrower be joined in any such action or actions. Holdings waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to Holdings. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.

                 14.05 Authorization. Holdings authorizes the Agent and the Secured Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

                 (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Holdings Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

                 (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

                 (c) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

                 (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

                 (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Banks;

                 (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Secured Creditors regardless of what liability or liabilities of Holdings or the Borrower remain unpaid;

                 (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or

                 (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Holdings from its liabilities under this Section 14.

                 14.06 Reliance. It is not necessary for the Agent or the Secured Creditors to inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on its behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

                 14.07 Subordination. Any of the indebtedness of the Borrower now or hereafter owing to Holdings is hereby subordinated to the Guaranteed Obligations of the Borrower owing to the Agent and the Secured Creditors; and if the Agent so requests at a time when an Event of Default exists, all such indebtedness relating to the Guaranteed Obligations of the Borrower to Holdings shall be collected, enforced and received by Holdings for the benefit of the Secured Creditors and be paid over to the Agent on behalf of the Secured Creditors on account of the Guaranteed Obligations of the Borrower to the Secured Creditors, but without affecting or impairing in any manner the liability of Holdings under the other provisions of this Holdings Guaranty. Prior to the transfer by Holdings of any note or negotiable instrument evidencing any of the indebtedness of the Borrower to Holdings, Holdings shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, Holdings hereby agrees with the Secured Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Holdings Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

                 14.08 Waiver. (a) Holdings waives any right (except as shall be required by applicable statute and cannot be waived) to require the Agent or the Secured Creditors to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in the Agent's or the Secured Creditors' power whatsoever. Holdings waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Agent and the Secured Creditors may, at their election, foreclose on any security held by the Agent, the Collateral Agent or the Secured Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Agent and the Secured Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the Guaranteed Obligations have been paid. Holdings waives any defense arising out of any such election by the Agent and the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Holdings against any Borrower or any other party or any security.

                 (b) Holdings waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Holdings Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Holdings assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which Holdings assumes and incurs hereunder, and agrees that the Agent and the Secured Creditors shall have no duty to advise Holdings of information known to them regarding such circumstances or risks.

                 14.09 Nature of Liability. It is the desire and intent of Holdings and the Secured Creditors that this Holdings Guaranty shall be enforced against Holdings to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of Holdings under this Holdings Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations of Holdings shall be deemed to be reduced and Holdings shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

                 IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:
--------

833 West South Boulder Road                NEODATA CORPORATION
Louisville, CO 80027
Attn: Chief Financial Officer
Telephone: (303) 666-7000                  By:  /s/ NICHOLAS J. CUCCARO
Telecopy: (303) 666-7007                      ---------------------------
                                              Name: Nicholas J. Cuccaro
                                              Title: Chief Financial Officer


with a copy to:

Hicks, Muse, Tate & Furst
  Incorporated
200 Crescent Court
Suite 1600
Dallas, Texas 75201
Attn:  Thomas O. Hicks,
       John R. Muse
       Jack D. Furst and
       Lawrence D. Stuart, Jr.
Telephone: (214) 740-7300
Telecopy: (214) 740-7313

         and

Hicks, Muse, Tate & Furst
  Incorporated
1325 Avenue of the Americas
25th Floor
New York, New York 10019
Attn:  Mr Charles W. Tate
Telephone: (212) 424-1400
Telecopy: (212) 424-1450

                                                   BANKERS TRUST COMPANY,
                                                     Individually and as Agent

                                                   By: /s/ ANTHONY LoGRIPPO
                                                      -----------------------
                                                      Name:  ANTHONY LoGRIPPO
                                                      Title:  VICE PRESIDENT

                                                                      SCHEDULE I

                                 LIST OF BANKS

                                           Revolving
                                           Loan
         Bank                              Commitment
         ----                              ----------
         Bankers Trust Company             $40,000,000
                                           -----------

             Total                         $40,000,000

                                                                     SCHEDULE II

                                 BANK ADDRESSES

         Bankers Trust Company             130 Liberty Street
                                           New York, New York 10006
                                           Telephone No.: (212) 250-4886
                                           Telecopier No.: (212) 250-7218
                                           Attention: Anthony Logrippo

                                 SCHEDULE III

                                 SUBSIDIARIES

Neodata Corporation

                 Neodata Services, Inc.                     100%


Neodata Services, Inc.

                 Neodata Services Limited                   100%


Neodata Services Limited

                 Sarsfield Systems Limited                  100%



Schedule III to Credit Agreement                                    Page 1 of 1

                                  SCHEDULE IV

                             EXISTING INDEBTEDNESS

1.   Capital Leases:

     Lessor               Outstanding Balance as of 12/31/96
     Siemens Credit Corp.         $     13,780
     Bell & Howell                $     13,133
     Siemens Credit Corp.         $    275,952
     Bell & Howell                $     17,522
     Northland Financial          $  7,196,089
     Northland Financial          $ 13,008,134
     Ireland                      $      6,070

2.   Fredericksburg Mortgage - $1,383,946 outstanding as of December 31, 1996.

3. Master Agreement for Neodata Services by and between NEODATA SERVICES, INC. and MEREDITH CORPORATION - $3,987,022 outstanding as of December 31, 1996.

4. Lease Agreement by and between NEOSERV (CO) QRS 10-13, INC., a Colorado corporation, and NEOSERV (CO) QRS 11-8, INC., a Colorado corporation, as Landlord, and NEODATA SERVICES, INC., a Delaware corporation, as Tenant, pertaining to premises located in Louisville, Colorado.

5. Lease Agreement by and between NEODATA SERVICES, INC., as Tenant, and PRATT PARTNERSHIP, as Landlord, pertaining to premises located at 1800 and 1844 Nelson Road, Longmont, Colorado.

Schedule IV to Credit Agreement                                      Page 1 of 1

                                   SCHEDULE V

                                   INSURANCE

                                  SEE ATTACHED





Schedule V to Credit Agreement                                       Page 1 of 1

                                  SCHEDULE VI

                                 EXISTING LIENS

1.   Neodata Corporation

--------------------------------------------------------------------------------
    Jurisdiction      File Number Filing Date      Secured Party
--------------------------------------------------------------------------------
  Neodata Corporation   952010588   2-9-95    Yale Financial Services, Inc.
                                              ("Yale Financial")
================================================================================

II.  Neodata Services, Inc.

--------------------------------------------------------------------------------
    Jurisdiction      File Number    Filing Date    Secured Party
--------------------------------------------------------------------------------
  Arizona SOS               855648    11-27-95      Colorado National Leasing,
                                                    Inc.("Colorado National")
--------------------------------------------------------------------------------
                            868755      3-5-96      Colorado National
--------------------------------------------------------------------------------
  Colorado SOS              962043839   6-6-96      Crown Credit Company
                                                    ("Crown")
--------------------------------------------------------------------------------
                            962050228   7-2-96      Crown
--------------------------------------------------------------------------------
                            962054298  7-17-96      Crown
--------------------------------------------------------------------------------
                            962057899  7-31-96      Crown
--------------------------------------------------------------------------------
                            962087527 11-21-96      Electronic Data Systems
                                                    Corporation ("Electronic
                                                    Data")
--------------------------------------------------------------------------------
                            942049005  6-29-94      Forsythe/McArthur
                                                    Associates, Inc.
                                                    ("Forsythe/McArthur")
--------------------------------------------------------------------------------
                            942057688   8-1-94      Amdahl Capital Corporation
                                                    ("Amdahl")
--------------------------------------------------------------------------------
                            942071725  9-26-94      Siemens Credit Corporation
                                                    ("Siemens ")
--------------------------------------------------------------------------------
                            942079302 10-25-94      Siemens Nixdorf Printing
                                                    Systems("Siemens Nixdorf")
--------------------------------------------------------------------------------
                            942079303 10-25-94      Siemens Nixdorf
--------------------------------------------------------------------------------

Schedule VI to Credit Agreement                                      Page 1 of 1

--------------------------------------------------------------------------------
Jurisdiction              File Number Filing Date      Secured Party
--------------------------------------------------------------------------------
                            942089436  12-5-94          Amdahl
--------------------------------------------------------------------------------
                            942089435  12-5-94          Amdahl
--------------------------------------------------------------------------------
                            942089437  12-5-94          Amdahl
--------------------------------------------------------------------------------
                            952006494  1-25-95          Siemens Nixdorf
--------------------------------------------------------------------------------
                            952024676   4-3-95          Raymond Leasing
                                                        Corporation
--------------------------------------------------------------------------------
                            952030942  4-25-95          Siemens Nixdorf
--------------------------------------------------------------------------------
                            952030943  4-25-95          Siemens Nixdorf
--------------------------------------------------------------------------------
                            952035000   5-8-95          Bell & Howell Acceptance
                                                        Corporation ("Bell &
                                                        Howell")
--------------------------------------------------------------------------------
                            952071655  9-26-95          Colorado National
--------------------------------------------------------------------------------
                            952088180 11-30-95          Computer Systems of
                                                        America Inc. ("Computer
                                                        Systems")
--------------------------------------------------------------------------------
                            962015692  2-29-96          Colorado National
--------------------------------------------------------------------------------
                            962067000   9-6-96          Colorado National
--------------------------------------------------------------------------------
                            962088246 11-22-96          Colorado National
--------------------------------------------------------------------------------
                            942080864 10-31-94          Colorado Copier Systems
                                                        Inc. ("Colorado Copier")
--------------------------------------------------------------------------------
                            942081323  11-1-94          Hewlett Packard Company
                                                        ("Hewlett Packard")
--------------------------------------------------------------------------------
                            952031394  4-25-95          Mountain Sales & Service
                                                        ("Mountain Sales")
--------------------------------------------------------------------------------
                            952031393  4-25-95          Mountain Sales
--------------------------------------------------------------------------------
                            952036176  5-11-95          Mountain Sales
--------------------------------------------------------------------------------
                            952055065  7-25-95          Hewlett Packard
--------------------------------------------------------------------------------
                            952086158 11-21-95          Crown
--------------------------------------------------------------------------------
                            962021427  3-20-96          Crown
--------------------------------------------------------------------------------
                            962036485  5-10-96          Crown
--------------------------------------------------------------------------------
                            882049715  Continuation     Sanwa Business Credit
                                        4-9-93          Corporation
                                       (Release of
                                       certain
                                       collateral
                                       5-26-92)
--------------------------------------------------------------------------------
                            932017184    3-5-93         Storagetek Financial
                                                        Services Corp.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Jurisdiction          File Number Filing Date      Secured Party
--------------------------------------------------------------------------------
                            932061336  8-17-93          Siemens
--------------------------------------------------------------------------------
                            932061337  8-17-93          Siemens
--------------------------------------------------------------------------------
                            932063517  8-26-93          Siemens
--------------------------------------------------------------------------------
                            932063519  8-26-93          Siemens
--------------------------------------------------------------------------------
                            942026852  4-11-94          Comdisco,Inc.
--------------------------------------------------------------------------------
                            942034655   5-9-94          Siemens
--------------------------------------------------------------------------------
                            942034657   5-9-94          Siemens
--------------------------------------------------------------------------------
                            942045654  6-17-94          Siemens
--------------------------------------------------------------------------------
                            942045648  6-17-94          Siemens
--------------------------------------------------------------------------------
                            942049293  6-30-94          Siemens
--------------------------------------------------------------------------------
                            942071726  9-26-94          Siemens
--------------------------------------------------------------------------------
                            952001125   1-5-95          Master Lease Division of
                                                        TOKAI Financial
                                                        Services, Inc.
--------------------------------------------------------------------------------
                            952030104  4-21-95          Storage Technology
                                                        Corporation
--------------------------------------------------------------------------------
                            962023203  3-27-96          Siemens
--------------------------------------------------------------------------------
                            952013178  2-21-95          Colorado Copier
--------------------------------------------------------------------------------
                            952037042  5-15-95          Siemens
--------------------------------------------------------------------------------
                            952044433  6-12-95          Siemens
--------------------------------------------------------------------------------
                            952044436  6-12-95          Siemens
--------------------------------------------------------------------------------
                            952072433  9-28-95          TOKAI Financial
                                                        Services, Inc.
--------------------------------------------------------------------------------
                            952079994 10-30-95          Nissan Motor Acceptance
                                                        Corporation
--------------------------------------------------------------------------------
                            962028264  4-12-96          Mountain Sales
--------------------------------------------------------------------------------
                            962038513  5-17-96          Siemens
--------------------------------------------------------------------------------
                            962067000   6-6-96          Colorado National
--------------------------------------------------------------------------------
                            962078863 10-21-96          Hyster Credit Company
--------------------------------------------------------------------------------
  Boulder County, Colorado  U0137588    3-9-93          Storagetek Financial
                                                        Services Corporation
--------------------------------------------------------------------------------
                            U0143481    5-9-95          Bell & Howell
--------------------------------------------------------------------------------
                            U0143944   7-31-95          Mountain Sales
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       Jurisdiction       File Number Filing Date      Secured Party
--------------------------------------------------------------------------------
                            U0143946    7-31-95         Mountain Sales
--------------------------------------------------------------------------------
                            U0144175     9-5-95         Bell & Howell
--------------------------------------------------------------------------------
                            U0144230    9-15-95         Bell & Howell
--------------------------------------------------------------------------------
                            U0144643   11-30-95         Computer Systems
--------------------------------------------------------------------------------
                            U0145425    4-12-96         Mountain Sales
--------------------------------------------------------------------------------
  Iowa SOS                  K580926     10-4-94         Norwest Equipment
                                                        Finance, Inc.
--------------------------------------------------------------------------------
                            K584539    10-17-94         Norstan Financial
                                                        Services, Inc.
--------------------------------------------------------------------------------
                            K585102    10-18-94         Siemens
--------------------------------------------------------------------------------
                            K691636    11-27-95         Colorado National
--------------------------------------------------------------------------------
                            K694092     12-7-95         Textron Financial
                                                        Corporation ("Textron")
--------------------------------------------------------------------------------
                            K715804      3-1-96         Textron
--------------------------------------------------------------------------------
                            K716530      3-4-96         Colorado National
--------------------------------------------------------------------------------
                            K720722     3-18-96         Textron
--------------------------------------------------------------------------------
                            K737326     5-20-96         AT&T Credit Corporation
--------------------------------------------------------------------------------
                            K762998      9-9-96         Colorado National
--------------------------------------------------------------------------------
                            K783600    11-21-96         Electronic Data
--------------------------------------------------------------------------------
                            K785080    11-25-96         Colorado National
--------------------------------------------------------------------------------
Nebraska Secretary of State  625892     6-20-94         Forsythe/McArthur
--------------------------------------------------------------------------------
Ohio SOS                    AM74264     5-17-96         Newfield Publications,
                                                        Inc.
--------------------------------------------------------------------------------
Virginia State Corporation  9609097418   9-9-96         Colorado National
                                                        Commission
--------------------------------------------------------------------------------
                            9611257100 11-25-96         Colorado National
--------------------------------------------------------------------------------
Fredericksburg City, Va.    Book 25,   10-23-96         Department of Taxation
                            Page 17
--------------------------------------------------------------------------------
                            95-333      8-10-95         Microsoft Corporation
                                                        ("Microsoft")
--------------------------------------------------------------------------------
                            95-348      8-23-95         Microsoft
--------------------------------------------------------------------------------

Stafford County, Virginia   960001645  10-30-96         Department of Taxation
================================================================================

                                  SCHEDULE VII

                              Existing Investments

  Winchester Associates Limited Liability Partnership
  (a Colorado Limited Liability Partnership)           $129,000





Schedule VII to Credit Agreement                                     Page 1 of 1